Exhibit 3.1

ARDENT HEALTH PARTNERS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated June 21, 2017

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT (i) EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM AND (ii) COMPLIANCE WITH THE OTHER TRANSFER RESTRICTIONS SET FORTH HEREIN.

CERTAIN OF THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO ADDITIONAL REPURCHASE OPTIONS AS SET FORTH IN AGREEMENTS AMONG THE COMPANY, THE INITIAL HOLDERS OF SUCH MEMBERSHIP INTERESTS AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Article I	DEFINITIONS	1

Article II	ORGANIZATIONAL MATTERS	10

2.1	Formation of the Company	10

2.2	Limited Liability Company Agreement	10

2.3	Name	10

2.4	Purpose	10

2.5	Principal Office; Registered Office and Agent	11

2.6	Term	11

2.7	No State-Law Partnership	11

Article III	CAPITAL CONTRIBUTIONS	11

3.1	Unitholders; Additional Issuances	11

3.2	Capital Accounts	12

3.3	Negative Capital Accounts	13

3.4	No Withdrawal	.13

3.5	Loans From Unitholders	13

3.6	Transfer of Capital Accounts	13

3.7	Preemptive Rights	14

Article IV	DISTRIBUTIONS AND ALLOCATIONS	15

4.1	Distributions	15

4.2	Capital Account Allocations	17

4.3	Special Allocations	17

4.4	Other Allocation Rules	19

4.5	Tax Allocations	19

4.6	Persons Receiving Distributions	20

4.7	Cancellation of Preferred Units	20

4.8	Indemnification and Reimbursement for Payments on Behalf of a Unitholder	20

4.9	Reserves against Distributions	20

4.10	Certain Repurchases and Redemptions	20

4.11	REIT Savings	21

Article V	MANAGEMENT	22

5.1	Management by the Board of Managers	22

5.2	Board Composition	22

5.3	Board Meetings and Voting	23

5.4	Committees	24

5.5	Exclusion of Ventas Manager from Certain Meetings	24

5.6	Officers	24

5.7	Power to Bind the Company	25

5.8	Standard of Actions	25

5.9	Purchase of Units	25

5.10	Liability of Managers	26

5.11	Transactions with Unitholders	26

Article VI	EXCULPATION AND INDEMNIFICATION	26

6.1	Exculpation	26

6.2	Right to Indemnification	27

6.3	Expense Advances	28

6.4	Limitations	28

6.5	Appearance as a Witness	29

6.6	Indemnification of Employees and Agents	29

6.7	Insurance	29

6.8	Company Obligation Only	29

6.9	Subsidiary Guaranty of Indemnification Obligations	29

6.10	Non-Exclusivity of Rights	30

6.11	Contractual Rights; Third-Party Beneficiaries	30

6.12	Savings Clause	30

Article VII	RIGHTS AND OBLIGATIONS OF UNITHOLDERS	30

7.1	Limitation of Liability	30

7.2	Lack of Authority	30

7.3	No Right of Partition	31

7.4	Board Governance	31

7.5	Written Unitholder Actions	31

7.6	Investment Opportunities and Conflicts of Interest	31

7.7	Confidentiality	31

Article VIII	BOOKS, RECORDS, ACCOUNTING AND REPORTS	32

8.1	Records and Accounting	32

8.2	Fiscal Year	33

8.3	Reports	33

8.4	Transmission of Communications	33

8.5	Financial Statements and Other Information	33

8.6	Inspection of Property	33

Article IX	TAX MATTERS	34

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9.1	Preparation of Tax Returns	34

9.2	Tax Elections	34

9.3	Tax Controversies	34

9.4	Code § 83 Safe Harbor Election	34

Article X	TRANSFER OF MEMBERSHIP INTERESTS	35

10.1	General Rules Regarding Transfers by Unitholders	35

10.2	Tag-Along Rights	36

10.3	Approved Sale; Drag Along Obligations	38

10.4	Rights of First Offer	39

10.5	Additional Transfer Restrictions	41

10.6	Legend	41

10.7	Transfer Fees and Expenses	41

10.8	Trust Unitholders	42

Article XI	ADMISSION OF MEMBERS	42

11.1	Substitute Unitholders	42

11.2	Additional Unitholders	42

11.3	Optionholders	42

Article XII	WITHDRAWAL AND RESIGNATION OF UNITHOLDERS	42

12.1	Withdrawal and Resignation of Unitholders	42

Article XIII	DISSOLUTION AND LIQUIDATION	43

13.1	Dissolution	43

13.2	Liquidation and Termination	43

13.3	Cancellation of Certificate	43

13.4	Reasonable Time for Winding Up	44

13.5	Return of Capital	44

Article XIV	VALUATION	44

14.1	Valuation of Membership Interests	44

14.2	Valuation of Other Assets	44

14.3	Valuation Methodology for Securities	44

Article XV	GENERAL PROVISIONS	44

15.1	Power of Attorney	44

15.2	Expenses	45

15.3	Notices	45

15.4	[RESERVED]	45

15.5	Conversion	45

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15.6	Further Action	46

15.7	Title to Company Assets	46

15.8	Entire Agreement	46

15.9	Amendments	46

15.10	Survival	47

15.11	Non-Waiver	47

15.12	Binding Effect; Benefit; Creditors	47

15.13	Severability	47

15.14	References	47

15.15	Construction	48

15.16	Notice to Unitholder of Provisions	48

15.17	Governing Law	48

15.18	Arbitration	48

15.19	Consent to Jurisdiction	48

15.20	Waiver of Trial by Jury	48

15.21	Equitable Relief	48

15.22	Acknowledgements	49

15.23	Counterparts	49

Schedule A	Unitholders

Schedule B	Illustrative Distribution Example

Schedule C	Illustration of Section 3.1(c)

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ARDENT HEALTH PARTNERS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) dated June 21, 2017, and effective as of March 13, 2017 (the “A&R Effective Date”), is among the unitholders of Ardent Health Partners, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A. The Company was formed as a limited liability company in accordance with the Delaware Act (as hereinafter defined).

B. The Company and the Unitholders have entered into that certain Limited Liability Company Agreement (the “Original Agreement”), dated as of July 3, 2015, which became effective on the closing date (the “Effective Date”) of the transactions contemplated by the Purchase and Sale Agreement, dated as of July 3, 2015, among the Company, Ventas, AHS Newco 14, LLC, AHS New Mexico Holdings, Inc., Ardent Legacy Acquisitions, Inc. and, for limited purposes, Ventas, Inc.

C. The Original Agreement was amended on March 13, 2017 (the “Prior Amendment”) in connection with the issuance by the Company of additional Units, which amendment, among other things, provided for (i) a separate designation for Class A Units and for Class B Units issued on or after March 13, 2017 as Class A-2 Units and Class B-2 Units, respectively, with all Class A Units issued prior to that date designated as Class A-1 Units and all Class B Units issued prior to that date designated as Class B-l Units and (ii) a separate distribution “waterfall” for the Class A-2 Units and Class B-2 Units.

D. The Company wishes to amend and restate the Original Agreement to, among other things, (i) re-designate all Class A-l Units and Class A-2 Units as Class A Units and Class B-l Units and Class B-2 Units as Class B Units and (ii) eliminate the separate distribution “waterfall” contemplated by the Prior Amendment.

E. Each Class A Unit issued by the Company on March 13, 2017 was issued in exchange for $1.00 and each Class B Unit issued by the Company on March 13, 2017 was issued in exchange for $0.1289.

F. The Company and the Unitholders desire enter into this Agreement effective as of March 13, 2017.

AGREEMENT

The Parties agree as follows:

ARTICLE I

DEFINITIONS

“5% Owner” has the meaning set forth in the definition of “Independent Third Party” below.

“A&R Effective Date” is defined in the preamble to this Agreement.

“Additional Unitholder” means a Person admitted to the Company as a Unitholder pursuant to Section 11.2.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in such Unitholder’s Capital Account as of the end of the relevant Company taxable year, after giving effect to:

(i) credit for any amounts that such Unitholder is obligated to restore pursuant to any provision of this Agreement or pursuant to Treas. Reg. § 1.704 l(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. § 1.704 2(g)(1) and Treas. Reg. § 1.704 2(i)(5), and

(ii) debit for the items described in Treas. Reg. § 1.704 1(b)(2)(ii)(d)(4), Treas. Reg. § 1.704 l(b)(2)(ii)(d)(5) and Treas. Reg. § 1.704 l(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Treas. Reg. § 1.704 1(b)(2)(ii)(d) and will be interpreted consistently therewith.

“Affiliate” means, with respect to a particular Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) if such Person is a partnership, any partner (other than a limited partner) thereof, (iii) any of such Person’s spouse, siblings (by law or marriage), ancestors and descendants and (iv) any trust for the primary benefit of such Person or any of the foregoing. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

“Affiliated Institution” means, with respect to any Indemnified Person, any investment fund, institutional investor, corporation or other financial intermediary with which such Indemnified Person is Affiliated or of which such Indemnified Person is a member, partner, director, manager or employee.

“Agreement” is defined in the preamble to this Agreement.

“Approved Sale” is defined in Section 10.3(a).

“Available Ventas Securities” is defined in Section 10.4(a)(i).

“Board” is defined in Section 5.1.

“Board Governance Exceptions” means (i) the Unitholders’ rights to appoint Managers in Section 5.2 (Board Composition), (ii) EGI’s rights in Section 10.3 (Approved Sales), (iii) the Tax Matters Partner rights under Article IX, (iv) the Ventas consent rights in Section 5.11 (b) (Transactions with Unitholders) and (v) the Unitholder consent rights in Section 15.9 (Amendments).

“Book Value” means, with respect to any Company asset, such asset’s adjusted basis for federal income tax purposes except that:

(i) the initial Book Value of any asset contributed to the Company will be the Fair Market Value of such asset as agreed to by the contributing Unitholder and the Board,

(ii) the Board may elect to revalue the Book Value of all property (whether tangible or intangible) for book purposes to reflect the Fair Market Value of such property immediately before the occurrence of an event set forth in Treas. Reg. § 1.704-l(b)(2)(iv)(f), or at such other time as determined by the Board, and if property is revalued pursuant to this subsection, the Capital Accounts of the Unitholders will be adjusted in accordance with Treas. Reg. § l.704-l(b)(2)(iv)(f),

(iii) if the Board does not elect to revalue property pursuant to subsection (ii) above that is distributed to Unitholders, (A) the Book Value of that property will be revalued for book purposes to reflect the Fair Market Value of that property immediately before its distribution and (B) the Capital Accounts of all Unitholders will be adjusted in accordance with Treas. Reg. § 1.704-l(b)(2)(iv)(e),

(iv) if the adjusted tax basis of assets are adjusted pursuant to Code §§ 732,734 or 743, the Book Value of those assets will be increased or decreased to the extent provided by Treas. Reg. § 1.704-1(b)(2)(iv)(m), and

(v) the Book Value of an asset will be adjusted in the same manner as would such asset’s adjusted basis for federal income tax purposes in accordance with Treas. Reg. § 1.704-l(b)(2)(iv)(g).

“Business” means the business of owning, operating and managing hospitals, outpatient clinics, physician services, ancillary services and other health care services provided by Ardent Medical Services, Inc., a Delaware corporation, or as such health care services are modified by the Board.

“Business Day” means a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.2.

“Capital Contributions” means the aggregate amount of cash, cash equivalents or the initial Fair Market Value of other property (as determined for purposes of determining the initial Book Value), net of any liabilities secured by such property that the Company assumes or to which such property is taken subject, that a Unitholder contributes or is deemed to have contributed to the Company with respect to any Units pursuant to Section 3.1 or any agreement to which such Unitholder and the Company or any of its Subsidiaries are party.

“Certificate” means the Company’s certificate of formation as filed with the Secretary of State of Delaware.

“Chairman” is defined in Section 5.2(a)(i).

“Class A Unit” means a Unit having the rights, privileges, preferences and obligations specified in this Agreement for Class A Units.

“Class A Unitholder” means a holder of Class A Units.

“Class B Unit” means a Unit having the rights, privileges, preferences and obligations specified in this Agreement for Class B Unit.

“Class B Unitholder” means a holder of Class B Units.

“Class C Unit” means a Class C-l Unit or Class C-2 Unit. If, at any time, the number of outstanding Class B Units is changed by reason of a non-monetary Class B Unit combination, split or similar adjustment (i.e. a change in the number of outstanding Class B Units that is not based on the making of Capital Contributions, an Excluded Issuance (other than under clause (iii) of such definition) or the redemption or repurchase of Class B Units) (a “Non-Monetary Recapitalization”), then each Class C Unit will be correspondingly combined, split or otherwise adjusted so that the amount that would be distributed in respect of a vested Class C Unit pursuant to Section 4.1(a) in a hypothetical liquidation occurring immediately after such Non-Monetary Recapitalization is equal to the amount that would be distributed in respect of a vested Class C Unit pursuant to Section 4.1(a) in a hypothetical liquidation occurring immediately before such Non-Monetary Recapitalization.

“Class C Unitholder” means a holder of Class C Units.

“Class C-l Unit” means a Unit having the rights, privileges, preferences and obligations specified in this Agreement for Class C-l Units and subject to time-based vesting under the Management Equity Agreement pursuant to which such Class C-l Unit was issued.

“Class C-2 Unit” means a Unit having the rights, privileges, preferences and obligations specified in this Agreement for Class C-2 Units and subject to performance-based vesting under the Management Equity Agreement pursuant to which such Class C-2 Unit was issued.

“Code” means the United States Internal Revenue Code of 1986, 26 U.S.C. § 1, et seq., as amended.

“Company” is defined in the preamble to this Agreement.

“Company Exercise Notice” is defined in Section 10.4(b)(i).

“Company Group” means, collectively, the Company and its Subsidiaries.

“Confidential Information” means all confidential, proprietary and trade secret information (including all tangible and intangible embodiments thereof) that concerns the Company Group entities and their respective businesses, the services, processes, therapies, treatments or products offered by the Company Group, the patients with whom any Company Group entity has or had a physician/patient relationship, the hospitals, outpatient clinics, physician groups and other health care facilities that are under contract with any Company Group entity, the relationships among the Company Group entities, or the research and development efforts and products of the Company Group, including lists of and information regarding current and prospective patients, customers, referral sources, payors, vendors and suppliers of the Company Group, personnel information (including the identity of former, current and prospective employees, independent contractors and other business associates of the Company Group and the responsibilities, competence and abilities of such Persons), computer programs, unpatented inventions, discoveries or improvements, testing and treatment techniques and results, marketing, manufacturing, or organizational research and development, contracts and contractual relations, licenses, accounting ledgers and financial statements, business plans, forecasts and projections, business methods, pricing and financial information, information concerning planned or pending acquisitions or divestitures and information concerning purchases of real property or major equipment or other personal property, and any other information or data that the Company Group treats as proprietary or designates as confidential information, whether or not owned or developed by a Company Group entity; provided, however, that “Confidential Information” does not include any information that (i) is or becomes generally available to the public (other than through a Unitholder’s breach of this Agreement), (ii) is lawfully received from a third party having rights in the information without restriction and received without notice of any restriction against its further disclosure or (iii) is disclosed by the Company Group to a Unitholder with an affirmative acknowledgement that the Unitholder may further disclose such information without restriction.

“Damages” means losses, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, damages, costs and expenses (including reasonable attorneys’ fees and expenses).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended.

“Effective Date” is defined in Recital B to this Agreement.

“EGI” means EGI-AM Investments, L.L.C., a Delaware limited liability company.

“EGI Manager” means any Manager appointed by EGI pursuant to Section 5.2(a)(i).

“Equity Securities” is defined in Section 3.1(c).

“Excluded Issuance” means the issuance of any Equity Securities (i) to the sellers of any Person acquired by the Company or any of its Subsidiaries (whether by merger, asset purchase, equity purchase, other reorganization or a joint venture agreement); provided that the primary purpose of such acquisition is not to provide financing to the Company, (ii) upon the conversion or exercise of Equity Securities or rights to acquire Equity Securities if such Equity Securities or rights are outstanding as of the A&R Effective Date or are subsequently issued in compliance with Section 3.7, (iii) as a distribution on outstanding Equity Securities or as a result of an Equity Securities split, (iv) in a Public Offering, (v) as an “equity kicker” pursuant to any debt financing arrangement involving the Company or any of its Subsidiaries and any lender that is not a Unitholder or an Affiliate of a Unitholder (not counting for these purposes any lender who only became a Unitholder by virtue of Units and/or other Equity Securities received in a prior Excluded Issuance described by this clause (v)) or (vi) to directors, managers, officers, employees and other service providers of or to the Company Group (but, for the avoidance of doubt, not to EGI or its Affiliates (other than the Company Group or any officers, directors or employees thereof)) pursuant to compensation plans, agreements and arrangements as may be approved by the Board.

“Fair Market Value” is defined in Article XIV.

“Family Group” means, with respect to a natural Person, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of such Person (each, a “Family Member”), (ii) a trust that is and remains solely for the benefit of such Person and/or one or more of such Person’s Family Members or any trust or other entity described in this definition, (iii) any limited liability company or other entity in which all of the equity interests remain owned by such Person and/or one or more of such Person’s Family Members, or any trust or other entity described in this definition, and (iv) a foundation in which one or more of the Persons described in this definition control the management of the foundation’s assets.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as the Board may establish.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.2.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means, with respect to a particular Person, (i) if a corporation, the articles or certificate of incorporation and bylaws, (ii) if a general partnership, the partnership agreement and any statement of partnership, (iii) if a limited partnership, the limited partnership agreement and certificate of limited partnership, (iv) if a limited liability company, the articles or certificate of organization or formation and any limited liability company or operating agreement, (v) if another type of Person, all other charter and similar documents adopted or filed in connection with the creation, formation or organization of the Person, (vi) all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements and other agreements and documents relating either to the organization, management or operation of any Person or to the rights, duties and obligations of such Person’s equityholders and (vii) all amendments or supplements to any of the foregoing.

“Government Authority” means any (i) national, federal, state, provincial, county municipal or local government, foreign or domestic, (ii) political subdivision of any of the foregoing or (iii) entity, authority, agency, ministry or other similar body exercising any legislative, executive, judicial, regulatory or administrative authority or functions of or pertaining to government, including any commission, tribunal or other quasi-governmental entity established to perform any such function.

“Indemnified Person” means (i) any Person who is or was a director, manager, officer, fiduciary or trustee of the Company, (ii) any Person who is or was serving at the request of the Company as an equityholder, partner, director, manager, officer, employee, fiduciary, agent or similar functionary of another Person or other enterprise (provided that a Person is not an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary or custodial services) and (iii) any Person that the Board designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Class B Units on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust or other entity for the benefit of such 5% Owner and/or such other Persons.

“Inflows” means, as of a particular date, the sum of the Capital Contributions made by the Unitholders to the Company through such date in respect of the Class A Units and Class B Units.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, statute, law, rule, regulation, ordinance, code, principle of common law or treaty.

“Liquidation Assets” is defined in Section 13.2(a)(ii).

“Liquidation FMV” is defined in Section 13.2(a)(ii).

“Liquidation Statement” is defined in Section 13.2(a)(ii).

“Losses” means items of Company loss or deduction determined according to Section 3.2(b).

“Manager” is defined in Section 5.1.

“Management Equity Agreement” means any written investor purchase or incentive equity agreement between the Company and any Person (excluding EGI and Ventas) that is a manager, director, officer, employee or other service provider of or to the Company Group.

“Master Lease” means that certain Master Lease dated as of the Effective Date between Ventas and Aces Opco I, LLC, a Delaware limited liability company and Subsidiary of the Company, as may be amended or restated from time to time.

“Minimum Gain” means the “partnership minimum gain” as defined in Treas. Reg. § 1.704-2(b)(2) and determined pursuant to Treas. Reg. § 1.704-2(d).

“Multiple of Money” means, as of a particular date, the Unitholders’ rate of return under Section 4.1(a) in respect of the Class A Units and Class B Units, expressed as a multiple equal to (i) the total Outflows through such date (excluding all Near-Term Outflows if the Near-Term IRR exceeds 20.0%), divided by (ii) the total Inflows through such date (excluding all Near-Term Inflows if the Near-Term IRR exceeds 20.0%).

“Multiple of Money Target One” means the Multiple of Money is greater than or equal to 2.0x.

“Multiple of Money Target Two” means the Multiple of Money is greater than or equal to 2.5x.

“Near-Term Inflows” means, as of a particular date, the sum of the Capital Contributions made by the Unitholders to the Company in respect of Class A Units and Class B Units within 24-months before a Sale of the Company or Public Offering.

“Near-Term ERR” means, in the context of a Sale of the Company or Public Offering, an annual discount rate (compounded each fiscal quarter) that, when used to calculate the net present value as of a particular date of all Near-Term Inflows and Near-Term Outflows, causes the net difference between the aggregate discounted Inflows and the aggregate discounted Outflows to equal zero. For purposes of the net present value calculation specified herein, Near-Term Inflows and Near-Term Outflows will be deemed received or made on the last calendar day of the month nearest to the actual date of payment. The Near-Term IRR as of any measurement date will be determined in good faith by the Board.

“Near-Term Outflows” means, as of a particular date, the sum of all distributions (other than Tax Distributions) made to the Unitholders through such date pursuant to Section 4.1(a) in respect of Near-Term Inflows to achieve a given Near-Term IRR.

“Nonrecourse Deductions” is defined in Treas. Reg. § l,704-2(c) and will be determined in accordance with such Treasury Regulation.

“Nonrecourse Liability” is defined in Treas. Reg. § l.704-2(b)(3).

“Offered Securities” is defined in Section 3.7(a)(i).

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Government Authority or arbitrator.

“Original Agreement” is defined in Recital B to this Agreement.

“Outflows” means, as of a particular date, the sum of all distributions (other than Tax Distributions) made to the Unitholders through such date pursuant to Section 4.1(a) in respect of the Class A Units and Class B Units.

“Participating Class C-l Unit” means a Class C-l Unit that, in accordance with Section 3.1(d), has a Participation Threshold of zero after giving effect to all applicable adjustments pursuant to Section 3.1(d) and all prior distributions pursuant to Section 4.1(a), whether or not the time-based vesting requirements for such Class C-l Unit have been satisfied.

“Participation Threshold” means, with respect to each outstanding Class C-l Unit, an amount determined and adjusted from time to time in accordance with Section 3.1(d).

“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treas. Reg. § 1.704-2(i)(2) and determined pursuant to Treas. Reg. § l.704-2(i).

“Partner Nonrecourse Debt” is defined in Treas. Reg. § 1.704-2(b)(4).

“Partner Nonrecourse Deductions” is defined in Treas. Reg. § 1.704-2(i).

“Partnership Representative” is defined as such term is defined in Code Section 6223 as amended by the Bipartisan Budget Act of 2015, and including any corresponding or similar provisions of state or local tax law.

“Permitted Transferee” means (i) with respect to a Unitholder that is an entity, any of such Unitholder’s Affiliates (excluding any Prohibited Transferee) and (ii) with respect to a Unitholder that is a natural Person, any member of such Unitholder’s Family Group (excluding any Prohibited Transferee).

“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision.

“Preemption Notice” is defined in Section 3.7(b)(i).

“Preemptive Rights Holders” is defined in Section 3.7(a).

“Preemptive Rights Notice” is defined in Section 3.7(a).

“Preemptive Rights Review Period” is defined in Section 3.7(b)(i).

“Prior Amendment” is defined in Recital C to this Agreement.

“Prohibited Transferee” means any Person that (i) competes, directly or indirectly with the Company Group, (ii) is a creditor of any Company Group entity or an Affiliate of any such creditor, (iii) has been indicted for, convicted of or plead guilty with respect to any felony, any crime involving moral turpitude or any crime in connection with the delivery of health care services, (iv) has engaged in dishonesty, disloyalty, fraud, theft, misappropriation or embezzlement with respect to any Company Group entity, (v) has been excluded from participation in any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare, Medicaid, TRICARE and similar or successor programs with or for the benefit of any Government Authority) or otherwise debarred from contracting with any Government Authority, (vi) is a Person (A) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (2001), or (B) engages in any dealings or transactions prohibited by Section 2 of such executive order or is otherwise associated with any such Person in violation of such Section 2 or (vii) is on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

“Prime Rate” means, as of a given measurement date, the prime rate reported by The Wall Street Journal under “Money Rates” on the last Business Day preceding the measurement date.

“Proceeding” means any litigation, claim, proceeding (at law or in equity) or investigation.

“Profits” means items of Company income or gain determined according to Section 3.2.

“Prospective Unitholders” is defined in Section 3.7(a)(ii).

“Public Offering” means any sale of equity securities of the Company (or a successor thereto) to the public for cash pursuant to an effective registration statement under the Securities Act.

“Regulatory Allocations” is defined in Section 4.3(h).

“Removal Event” means, with respect to a particular Person, such Person (i) breaches the restrictive covenants in any Management Equity Agreement or any other written agreement or contract with any Company Group entity, (ii) is indicted for, convicted of or pleads guilty with respect to any felony, any crime involving moral turpitude or any crime in connection with the delivery of health care services, (iii) engages in dishonesty, disloyalty, fraud, theft, misappropriation or embezzlement with respect to any Company Group entity or (iv) is excluded from participation in any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare, Medicaid, TRICARE and similar or successor programs with or for the benefit of any Government Authority) or otherwise debarred from contracting with any Government Authority.

“Reorganization” is defined in Section 15.5(a).

“Sale Notice” is defined in Section 10.2(a).

“Sale Securities” is defined in Section 10.2(a)(i).

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons (other than EGI and its Affiliates) acquires, in the aggregate, (i) equity securities of the Company possessing the right to receive a majority of the distributions to the Unitholders pursuant to Section 4.1(a)(ii) (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets on a consolidated basis; provided, however that a Public Offering will not constitute a Sale of the Company.

“Sale Proceeds” is defined in Section 4.1(b).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a, et seq., as amended.

“Subsidiary” means, with respect to a particular Person, (i) any corporation in which such Person and/or other Subsidiaries of such Person own or control, directly or indirectly, a majority of the corporation’s total economic interest or the total voting power of the corporation’s capital stock (without regard to the occurrence of any contingency) to vote in the election of the corporation’s directors and (ii) any limited liability company, partnership, association or other business entity in which such Person and/or other Subsidiaries of such Person (A) owns or controls, directly or indirectly, a majority of the partnership or similar ownership interest, (B) is allocated a majority of entity gains or losses or (C) is or controls any managing director or general partner.

“Substitute Unitholder” means a Person that is admitted to the Company as a Unitholder pursuant to Section 11.1.

“Supplemental Exercise Notice” is defined in Section 10.4(b)(ii).

“Tag-Along Notice” is defined in Section 10.2(b).

“Tag-Along Unitholders” is defined in Section 10.2(c).

“Tag-Along Review Period” is defined in Section 10.2(b).

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax, including any interest, penalties (civil or criminal) or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” is defined in Section 4.1(c).

“Tax Matters Partner” is defined in Code § 6231 and the Treasury Regulations thereunder.

“Tax Return” means any return, declaration, report, statement and other document required to be filed in respect of any Tax.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 9.2.

“Total Equity Value” means the aggregate proceeds that would be received by the Unitholders, as reasonably determined by the Board, if (i) the assets of the Company and its Subsidiaries as a going concern were sold at their Fair Market Value, (ii) the Company and its Subsidiaries satisfied and paid in full all of their obligations and liabilities (including all Company Taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board for contingent liabilities) and (iii) such net sale proceeds were then distributed in accordance with Section 13.2.

“Transfer” means to sell, assign, pledge, gift, convey or otherwise dispose of or grant a security interest in the subject matter of the Transfer.

“Transferee” means a Person to whom Units are Transferred in accordance with this Agreement or any other agreement contemplated by this Agreement, but who has not become a Unitholder pursuant to Article XI.

“Treasury Regulations” or “Treas. Reg.” means the income tax regulations promulgated under the Code and in effect, as amended, supplemented or modified from time to time.

“Unit” means a unit of the membership interest in the Company held by a Unitholder, representing the right to receive a fractional part of the Profits, Losses and distributions of the Company; provided that any class or group of Units issued will have the relative rights, privileges, preferences and obligations set forth in this Agreement.

“Unitholder” means an owner of Units as reflected on the Company’s books and records and any Person admitted to the Company as a Substitute Unitholder or Additional Unitholder, but only so long as such Person is shown on the Company’s books and records as a Unitholder.

“Unitholder-Lender Debt Securities” means debt securities, which are subordinated to or pari passu with all other outstanding indebtedness of the Company, issued or issuable to Unitholders and their Affiliates (not counting for these purposes any lender who only became a Unitholder by virtue of Units and/or other Equity Securities received in a prior Excluded Issuance described by clause (v) of the definition of “Excluded Issuance”).

“Unreturned Class A Capital” means, with respect to a Class A Unit, an amount equal to (i) the Capital Contributions made or deemed to have been made in respect of such Class A Unit, minus (ii) all distributions previously made by the Company as a return of capital in respect of such Class A Unit pursuant to Section 4.1(a)(i).

“Ventas” means Ardent Medical Services, Inc., a Delaware corporation, or any Permitted Transferee thereof that acquires Units or any successor thereof.

“Ventas Manager” means any Manager appointed by Ventas pursuant to Section 5.2(a)(ii).

“Ventas Ownership Condition” is defined in Section 4.11 (a)(i).

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Formation of the Company. The Company was formed on June 29, 2015 pursuant to the provisions of the Delaware Act.

2.2 Limited Liability Company Agreement. The Unitholders, being the “members” of the Company for purposes of the Delaware Act, hereby adopt this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the Delaware Act from and after the Effective Date. During the term of the Company set forth in Section 2.6, the rights and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act stipulates that such rights and obligations specified in the Delaware Act apply “unless otherwise provided in a limited liability company agreement” (or words of similar effect) and such rights and obligations are not addressed in this Agreement, the Delaware Act. The foregoing notwithstanding, Section 18-210 of the Delaware Act will not apply to or be incorporated into this Agreement.

2.3 Name. The name of the Company is “Ardent Health Partners, LLC”. The Board may, in its sole discretion, change the name of the Company with notice given to all Unitholders, The Company may conduct its business in its name or any other name deemed advisable by the Board.

2.4 Purpose. The purpose and business of the Company is to (a) hold securities of the Company’s Subsidiaries (provided that the Company will not directly hold any assets other than equity interests in any entity treated as a corporation for U.S. federal income tax purposes), (b) manage and direct the business, operations and affairs of the Company Group and (c) engage in any other lawful activity for which limited liability companies may be organized under the Delaware Act.

2.5 Principal Office; Registered Office and Agent. The principal office of the Company will be located at One Burton Hills Boulevard, Nashville, Tennessee 37215 or such other place as the Board may designate with notice given to all Unitholders, and all business and activities of the Company will be deemed to occur at its principal office. The Company may maintain offices at such other places as the Board deems advisable. The address of the Company’s registered office in the State of Delaware is the office of the initial registered agent named in the Certificate and may be such other office as the Board designates in accordance with applicable Law. The Company’s registered agent for service of process in the State of Delaware is the initial registered agent named in the Certificate and may be such other Person as the Board designates in accordance with applicable Law.

2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and will continue until termination and dissolution of the Company in accordance with Article XIII.

2.7 No State-Law Partnership. The Unitholders intend that (a) the Company is not a partnership (including a limited partnership) or joint venture, (b) no Unitholder is a partner or joint venturer of any other Unitholder by virtue of this Agreement for any purpose and (c) neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof will be construed to suggest otherwise. The foregoing notwithstanding, except as otherwise provided in Section 15.5, the Company will be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Unitholder and the Company will file all Tax Returns and take all Tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1 Unitholders; Additional Issuances.

(a) Authorized Units. The Company has authority to issue an unlimited number of Units. The Company will not certificate Units issued under this Agreement unless the Board otherwise determines.

(b) Capital Contributions. As of the A&R Effective Date, each Unitholder named on Schedule A made or is deemed to have made the Capital Contributions specified on Schedule A on the corresponding contribution dates specified on Schedule A in exchange for the corresponding Units specified on Schedule A. The Company will update Schedule A from time to time to reflect changes in Capital Contributions made by, and Units held by, Unitholders.

(c) Additional Issuances: Generally. Except as otherwise expressly limited or required in this Agreement (including the rights in Section 3.7 of the Class B Unitholders), the Board may (i) amend this Agreement, as the Board deems necessary or advisable, to increase the authorized number of Units of any class or to create a new class of Units and provide for the terms of such new class (including economic and governance rights) and (ii) cause the Company to issue (A) additional Units or other interests in the Company (including new classes of Units), (B) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Company and (C) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company, as well as the Units or other interests issuable upon exercise of such securities (collectively, “Equity Securities”). Except as provided in Section 3.7, Unitholders will have no preemptive rights with respect to the issuance of any Equity Securities. The Company will update Schedule A from time to time to reflect issuances of new Units or Equity Securities. The parties agree that future capital raises shall be consistent with the provisions of Section 3.1 (c)(i)-(vii) below:

(i) In the event that the Company issues one or more Class A Units or Class B Units in an issuance, it shall also issue to each purchaser of Class A Unit(s) in such issuance one Class B Unit for each Class A Unit so issued.

(ii) The initial Unreturned Class A Capital for each Class A Unit so issued shall equal the per-Unit Unreturned Class A Capital for the then-outstanding Class A Units (if any); provided, for the avoidance of doubt, that to the extent such Unreturned Class A Capital (calculated as of such date). exceeds the purchase price for such Class A Unit, such excess shall not be treated as a Capital Contribution on account of such Class A Unit.

(iii) The purchase price for each Class A Unit so issued shall equal the per-Unit fan market value of the existing Class A Units (if any) immediately following such issuance (but not to exceed $1.00).

(iv) The purchase price for each Class B Unit so issued shall equal the per-Unit fair market value of the existing Class B Units immediately following such issuance (taking into account any changes to the Participation Thresholds of the Class C-l Units resulting from such issuance, and calculated as if the Near-Term IRR does not exceed 20.0%).

(v) If any Class C-l Units are subject to any Participation Threshold(s), such Participation Threshold(s) shall be increased, if necessary, to cause the amount that would be distributed in respect of the Class C-l Units held by each Member holding Class C-l Units (whether vested or unvested) pursuant to Section 4.1(a) in a hypothetical liquidation occurring immediately after such issuance to be equal to the amount that would be distributed pursuant to Section 4.1(a) to each such Member in a hypothetical liquidation occurring immediately before such issuance.

(vi) Immediately prior to the consummation of such issuance, the Company shall calculate whether distributions to the Unitholders upon a hypothetical liquidation immediately before such issuance would exceed the Multiple of Money Target One and/or the Multiple of Money Target Two. If such calculation determines that the value of any outstanding Class C-2 Units (calculated as if the Near-Term IRR does not exceed 20.0%) would be reduced in such issuance, compared with a hypothetical liquidation occurring immediately before such issuance, then, upon consummation of the issuance, the terms of the outstanding Class C-2 Units will be adjusted such that the value of the outstanding Class C-2 Units immediately after the issuance will equal the value of the outstanding Class C-2 Units immediately prior to the issuance.

(vii) If an employee of the Company forfeits Class C-2 Units to the Company, and does not simultaneously forfeit to the Company a number of Class C-l Units equal to fifty percent (50%) of the number of Class C-2 Units forfeited, then the Company shall reclassify a number of Class C-2 Units into Class C-l Units such that the numbers of authorized but unissued Class C Units in each of the following categories are equal: (1) Class C-l Units; (2) Class C-2 Units that vest upon achievement of the Multiple of Money Target One; and (3) Class C-2 Units that vest upon achievement of the Multiple of Money Target Two; provided, that any reclassification pursuant to this clause (vii) of more than one million (1,000,000) Class C-2 Units, in any single instance or in the aggregate (with the understanding that this number would be equitably adjusted with respect to any Unit split, distribution payable in Units or other recapitalization) shall require the prior written consent of the Board.

Schedule C hereto sets forth an illustration of the application of this Section 3.1(c) to a hypothetical future capital raise, based on the assumptions set forth on Schedule C.

(d) Additional Issuances: Incentive Equity. From time to time after the Effective Date, the Company may issue Units and other Equity Securities to managers, directors, officers, employees and other service providers of or to the Company Group pursuant to Management Equity Agreements. The Company may make the Class C Units, and any issuance thereof, subject to the terms and conditions of an equity incentive plan adopted by the Board. The Company may include in any such Management Equity Agreement or plan restrictive covenants (including non-competition, nonsolicitation, no-hire, non-disparagement and confidentiality covenants). The Class C Units are intended to be “profits interests” under IRS Rev. Proc. 93-27 and 2001-43, the value of which is neither taxable to Unitholders on the receipt or vesting of such Class C Units in connection with the performance of services nor deductible to the Company. Each recipient of unvested Class C Units will be treated as the owner of such Class C Units and will be entitled to allocations of Profits and Losses (and any items of income, gain, loss, deduction or credit) with respect thereto as though such Class C Units were vested. Any Class C Units issued pursuant to a Management Equity Agreement that are forfeited, cancelled or repurchased in accordance with such Management Equity Agreement will be deemed not outstanding for purposes of this Agreement after such forfeiture or cancellation.

(i) Participation Thresholds. When Class C-l Units are granted, the Board will establish an initial “Participation Threshold” amount with respect to such Class C-1 Units. Unless otherwise determined by the Board, the Participation Threshold with respect to such Class C-l Units will be equal to or greater than the amount that would be distributed with respect to all Class B Units and Class C Units pursuant to Section 4.1(a) in a hypothetical transaction on the issue date in which the Company sold all of its assets for Fair Market Value and distributed the net proceeds in liquidation of the Company pursuant to Section 4.1(a) (as determined immediately before the issuance of such Class C-1 Units, but taking into account any Capital Contributions made in respect of such Class C-l Units).

(ii) Adjustment of Participation Thresholds. If the Company makes any distribution pursuant to Section 4.1(a) or redeems or repurchases Class B Units and Class C Units (to the extent attributable to the redeemed or repurchased Class B Units’ and Class C Units’ entitlement to distributions pursuant to Section 4.1(a)), then the Participation Threshold of Class C-1 Units outstanding at the time of such distribution, redemption or repurchase will be reduced (but not below zero) by the aggregate amount of distributions made pursuant to Section 4.1(a) or the portion of which is attributable to the redeemed or repurchased Class B Units’ and Class C Units’ entitlement to distributions pursuant to Section 4.1(a), as applicable.

3.2 Capital Accounts.

(a) Maintenance. The Company will maintain a separate Capital Account for each Unitholder. Each Unitholder’s Capital Account as of the A&R Effective Date shall be as reflected on the books and records of the Company. After the A&R Effective Date:

(i) Each Unitholder’s Capital Account will be credited with (A) the Capital Contributions made by that Unitholder and (B) such Unitholder’s share of Profits and any items in the nature of income or gain that are specifically allocated to that Unitholder.

(ii) Each Unitholder’s Capital Account will be debited with (A) such Unitholder’s share of Losses and any items in the nature of losses or expenses that are specifically allocated to such Unitholder and (B) the amount of money and the Book Value of any other properly distributed to such Unitholder (net of liabilities that such Unitholder assumes or takes subject to) pursuant to any provision of this Agreement.

Despite the preceding, each Unitholder’s Capital Account will be adjusted by such Unitholder’s share of income, gain, deduction or loss described in Treas, Reg. § 1.704-l(b)(2)(iv)(g).

(b) Computations. In computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article IV and reflected in the Capital Accounts, the determination, recognition and classification of any such item will be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i) the computation of all items of income, gain, loss and deduction will include those items described in Code § 705(a)(1)(B) or Code § 705(a)(2)(B) and Treas. Reg. § 1.704-1(b)(2)(iv)(i) without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes,

(ii) if the Book Value of any Company property is adjusted in accordance with subsections (ii) and (iii) of the definition of Book Value, then the amount of such adjustment will be taken into account as gain or loss from the disposition of such property,

(iii) items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted tax basis will be computed by reference to the Book Value of such property,

(iv) items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis will be computed by reference to the property’s Book Value in accordance with Treas. Reg, § 1.704-l(b)(2)(iv)(g), and

(v) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code § 732(d), 734(b) or 743(b) is required, pursuant to Treas. Reg. § 1.704-l(b)(2)(iv)(m), in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

3.3 Negative Capital Accounts. No Unitholder will be required to pay any other Unitholder or the Company any deficit or negative balance that may exist from time to time in such Unitholder’s Capital Account.

3.4 No Withdrawal. Except as expressly provided in this Agreement, no Person is entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or receive any distribution from the Company.

3.5 Loans From Unitholders. Unitholder loans to the Company will not be considered Capital Contributions. If a Unitholder loans funds to the Company in excess of the capital contribution amounts required from such Unitholder under this Agreement, then the lending of such funds will not increase the amount of the Capital Account of such Unitholder. Any such loan will be a debt of the Company to the lending Unitholder, payable or collectible in accordance with the terms and conditions upon which the loan was made.

3.6 Transfer of Capital Accounts. The initial Capital Account for each Transferee who is not already a Unitholder will be equal to the Capital Account of the Transferring Unitholder (or portion thereof) at the same time that such Transferee becomes a Unitholder in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(l). The Capital Account of any Unitholder to whom Units are Transferred from another Unitholder will be appropriately adjusted to reflect such Transfer in accordance with Treas. Reg. § 1.704-l(b)(2)(iv)(l). Any reference in this Agreement to a Capital Contribution of, or distribution to, a Unitholder that has succeeded any other Unitholder will include any Capital Contributions or distributions previously made by or to the former Unitholder on account of the Transferred Units.

3.7 Preemptive Rights.

(a) Notice of Proposed Issuance. If the Company intends to issue or sell any Units and/or other Equity Securities (other than Excluded Issuances and other than the Units set forth in Schedule A as of the A&R Effective Date) and/or Unitholder-Lender Debt Securities, then at least ten Business Days before the intended issue date, the Company will deliver to the Class B Unitholders (collectively, the “Preemptive Rights Holders”) written notice of the intended issuance or sale (a “Preemptive Rights Notice”), stating:

(i) the type and number of Units, Equity Securities and/or Unitholder-Lender Debt Securities that the Company intends to issue (the “Offered Securities”),

(ii) the names of the proposed purchasers (the “Prospective Unitholders”), and

(iii) the price, anticipated closing date, manner of payment and, in reasonable detail, the other material terms upon which the Prospective Unitholders are willing to purchase the Offered Securities.

(b) Exercise of Preemptive Rights; Participation Notices.

(i) Each Preemptive Rights Holder will have until 5:00 p.m. CDT on the date that is ten Business Days after the date of the Preemptive Rights Notice (the “Preemptive Rights Review Period”) to deliver written notice to the Company (a “Preemption Notice”) stating that such Preemptive Rights Holder and its Affiliates will purchase Offered Securities at the price and on the terms specified in the Preemptive Rights Notice. If the Company does not receive a Preemption Notice from a Preemptive Rights Holder before the end of the Preemptive Rights Review Period, then such Preemptive Rights Holder will be deemed to have declined the Offered Securities.

(ii) If any Preemption Notices are served pursuant to Section 3.7(b)(i), then in the closing of the sale of the Offered Securities, the Company will sell and issue, at the price and on the terms specified in the Preemptive Rights Notice, to each Preemptive Rights Holder that timely served a Preemption Notice, and each such Preemptive Rights Holder will purchase from the Company, a number of the Offered Securities equal to (A) (1) the number of Offered Securities, multiplied by (2) the number of Class B Units then held by such Preemptive Rights Holder, divided by (3) the aggregate number of Class B Units outstanding immediately before such issuance or (B) the lesser number of Offered Securities specified by such Preemptive Rights Holder in its Preemption Notice, it being understood that each Preemptive Rights Holder may elect to purchase any securities remaining if other Preemptive Rights Holders elect not to participate. For the avoidance of doubt, each Preemptive Rights Holder will be entitled to participate in any equity issuance (other than Excluded Issuances) to the extent necessary to maintain its percentage ownership interest.

Any Preemption Notice timely delivered pursuant to Section 3.7(b)(i), taken together with the predicate Preemptive Rights Notice delivered by the Company, will constitute a binding legal agreement on the terms and conditions set forth therein, subject to the consummation of the issuance of the Offered Securities described in the Preemptive Rights Notice. Any amendment by the Company of the terms and conditions specified in the Preemptive Rights Notice that is adverse to the Preemptive Rights Holders will be of no force and effect unless consented to in writing by the Preemptive Rights Holders (excluding EGI) holding a majority of the Class B Units held by all Preemptive Rights Holders (excluding EGI). If the Prospective Unitholders are required generally to purchase a strip of Units, other Equity Securities or Unitholder-Lender Debt Securities, then each Preemptive Rights Holders, as a condition to participation in such subscription, will be required to purchase the same strip (on the same terms and conditions and in the same proportions) that the Prospective Unitholders are required to purchase.

(c) Closing of Sale and Issuance to Preemptive Rights Holders. The closing of the sale and issuance of the Offered Securities to the Preemptive Rights Holders who timely deliver Preemption Notices will occur, and payment for the Offered Securities from such Preemptive Rights Holders will be due, simultaneously with the closing of the sale and issuance of the Offered Securities to the Prospective Unitholders. If the consideration proposed to be paid for the Offered Securities is in property, services or other non-cash consideration, then the fair market value of such non-cash consideration will be determined in good faith by the Board in accordance with this Agreement. If any Preemptive Rights Holder who timely delivers a Preemption Notice cannot pay for the Offered Securities allocable to such Preemptive Rights Holder in the same form of non-cash consideration, then such Preemptive Rights Holder may pay the cash value equivalent thereof, as determined in good faith by the Board in accordance with this Agreement.

(d) Offering Period. During the six-month period after the intended issue date specified in the Preemptive Rights Notice, the Company may issue and sell the Offered Securities for which the Preemptive Rights Holders have not timely delivered Preemption Notices, but only at a price and on terms and conditions no more favorable to the purchasers than those specified in the Preemptive Rights Notice. Any Offered Securities not Transferred within such six-month period will be subject to the requirements of this Section 3.7 anew.

(e) Delay of Preemptive Rights. Any contrary provision of this Section 3.7 or Section 5.11 notwithstanding, if the Board determines that compliance with the time periods described in this Section 3.7 may not be in the best interests of the Company because of the liquidity needs of the Company and its Subsidiaries or otherwise, then, in lieu of offering the Offered Securities to the Preemptive Rights Holders when the Offered Securities are issued or sold to the Prospective Unitholders, the Company may comply with this Section 3.7 by (i) having the Prospective Unitholders thereafter sell to the Preemptive Rights Holders who exercise their preemptive rights under this Section 3.7 the number of Offered Securities that such Preemptive Rights Holders were entitled to purchase from the Company absent this Section 3.7(e), (ii) repurchasing from the Prospective Unitholders that number of Offered

Securities for which the Preemptive Rights Holders exercise their preemptive rights under this Section 3.7 and then selling such Offered Securities to such Preemptive Rights Holders (which sale would not constitute an offering requiring compliance anew with the requirements of this Section 3.7) or (iii) offering to sell to the Preemptive Rights Holders their respective pro rata shares of the Offered Securities or an additional strip of Units, Equity Securities and/or Unitholder-Lender Debt Securities of the same type and on substantially the same terms as the Offered Securities (with the intent of preserving the ability of the Preemptive Rights Holders to preserve their relative ownership percentages to the extent permitted had the Company complied with this Section 3.7 before the sale and issuance of the applicable Offered Securities). The Company will make any such delayed offering promptly thereafter. For all purposes of this Section 3.7(e), each Preemptive Rights Holder’s pro rata share will be determined taking into consideration the actual number of Offered Securities sold so as to achieve the same economic effect as if such offer to the Preemptive Rights Holders was made before such sale.

(f) Termination of Preemptive Rights. The rights of the Preemptive Rights Holders under this Section 3.7 will automatically terminate upon the earliest consummation of an Approved Sale or a Public Offering.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

4.1 Distributions.

(a) Optional Distributions. To the extent that funds of the Company may be available for distribution by the Company in the Board’s good faith judgment, the Board may, but is not obligated (except in the case of a distribution arising from a dissolution or liquidation described in Article XIII) to make distributions from time to time in respect of the Units, but only in the following order:

(i) first, to the Class A Unitholders (pro rata among them according to their respective aggregate Unreturned Class A Capital of thir Class A Units immediately before such distribution relative to the aggregate Unreturned Class A Capital of all Class A Units outstanding immediately before such distribution) until the aggregate amount of Unreturned Class A Capital with respect to all Class A Units is reduced to zero,

(ii) second, after the distributions required by Section 4.1(a)(i) have been made, to the Class B Unitholders and Class C Unitholders (pro rata among them according to the number of Class B Units and Participating Class C-l Units held by them immediately before such distribution) until the Multiple of Money Target One is achieved,

(iii) third, after the Multiple of Money Target One has been achieved and the distributions required by this Section 4.1(a) through Section 4.1(a)(ii) have been made, to the Class C-2 Unitholders (pro rata among them according to the number of Class C-2 Units that vested upon achievement of the Multiple of Money Target One and are held by them immediately before such distribution) until each Class C-2 Unit that vested upon achievement of the Multiple of Money Target One receives an amount pursuant to this Section 4.1(a)(iii) equal to the amount distributed in respect of a Class B Unit pursuant to Section 4.1(a)(ii),

(iv) fourth, after the distributions required by this Section 4.1(a) through Section 4.l(a)(iii) have been made, to the Class B Unitholders and Class C Unitholders (pro rata among them according to the number of Class B Units, Participating Class C-l Units and vested Class C-2 Units that vested upon achievement of the Multiple of Money Target One held by them immediately before such distribution) until the Multiple of Money Target Two is achieved,

(v) fifth, after the Multiple of Money Target Two has been achieved and the distributions required by this Section 4.1(a) through Section 4.1(a)(iv) have been made, to the Class C-2 Unitholders (pro rata among them according to the number of Class C-2 Units that vested upon achievement of the Multiple of Money Target Two and are held by them immediately before such distribution) until each Class C-2 Units that vested upon achievement of the Multiple of Money Target Two receives an amount pursuant to this Section 4.1(a)(v) equal to the amount distributed in respect of a Class B Unit pursuant to Section 4.l(a)(ii), and Section 4.l(a)(iv), and

(vi) sixth, after the distributions required by this Section 4.1(a) through Section 4.l(a)(v) have been made, to the Class B Unitholders and Class C Unitholders (pro rata among them according to the number of Class B Units, Participating Class C-l Units and Class C-2 Units held by them immediately before such distribution).

For the avoidance of doubt, if the amount to be distributed pursuant to this Section 4.1(a) with respect to any particular distribution exceeds the amount of any outstanding Class C-l Unit’s Participation Threshold (determined immediately prior to such distribution), then such Class C-l Unit will constitute a Participating Class C-l Unit for purposes of this Section 4.1(a) only after a portion of the amount to be distributed in such distribution equal to such Class C-l Unit’s Participation Threshold has first been distributed to the holders of outstanding Class B Units and Class C-l Units that have lesser Participation Thresholds (determined immediately prior to such distribution).

Schedule B hereto sets forth an illustrative example of a distribution by the Company pursuant to Section 4.1(a) as of March 13, 2017 based on the assumptions set forth on Schedule B. Each time the Company issues additional Units it shall update Schedule B to give effect to such additional issuance, using the same assumptions set forth on Schedule B as of March 13, 2017 with such modifications to the assumptions as the Company determines appropriate.

(b) Distributions Upon A Sale. Upon consummation of a Sale of the Company (including an Approved Sale), each Unitholder will receive in exchange for the Units and other Equity Securities held by such Unitholder immediately before the consummation of such transaction the same portion of the net aggregate consideration (the “Sale Proceeds”) from such Sale of the Company that such Unitholder would have received if the Sale Proceeds were distributed by the Company pursuant to Section 4.1(a) (but assuming, for purposes of this determination, that the Units Transferred in such Sale of the Company are the only Units outstanding). Each Unitholder will take all necessary or reasonably desirable actions (as determined by the Board) in connection with the distribution of Sale Proceeds from a Sale of the Company.

(c) Tax Distributions. To the extent that unrestricted funds of the Company are available for distribution by the Company, in the Board’s good faith determination, in conjunction with any event involving the Company that would reasonably be expected to give rise to an allocation of taxable income by the Company to one or more Unitholders, the Board will consider, in good faith (with consideration given to the Company’s capital and operating needs, as well as the tax effect on the Unitholders of such allocations) making a distribution in cash to each Unitholder in an amount equal to the product of (x) the taxable income to be allocated to such Unitholder in connection with such transaction times (y) an assumed tax rate determined in good faith by the Board (each, a “Tax Distribution”). Tax Distributions made to a Unitholder pursuant to this Section 4.1(c) shall be treated as advance distributions under the relevant clause of Section 4.1(a) that gave rise to the relevant allocation of taxable income.

(d) Escrow for Unvested Participating Class C-l Units. Each distribution under Section 4.1(a) that would otherwise be made in respect of any unvested Participating Class C-1 Unit will be retained by the Company in escrow. The Company will thereafter distribute the escrowed amount, plus any interest accrued thereon, on the earlier of (i) the date on which such unvested Participating Class C-l Unit vests in accordance with the applicable Management Equity Agreement (in which case the relevant amount will be distributed to the holder of such Participating Class C-l Unit) and (ii) the date on which such Participating Class C-l Unit is forfeited, terminated or repurchased by the Company (in which case the relevant amount will be distributed to the Unitholders at such time in accordance with Section 4.1(a)).

4.2 Capital Account Allocations. Except as otherwise provided in Section 4.3 or Section 4.4, and except to the extent prohibited by the Code and Treasury Regulations, Profits and Losses for any Fiscal Year will be initially allocated among the Unitholders in such a manner that, as of the end of such Fiscal Year, the sum of such Unitholder’s Capital Account, share of Minimum Gain and Partner Minimum Gain will be equal to the respective net amounts, positive or negative, that would be distributed to such Unitholder pursuant to Section 13.2(a)(iii) (assuming a hypothetical liquidation in which the Company liquidated the assets of the Company for an amount equal to their Book Value and distributed the liquidation proceeds pursuant to Section 13.2) or for which such Unitholder would be liable to the Company under the Delaware Act.

4.3 Special Allocations. Any contrary provision of this Article IV notwithstanding, the following special allocations will be made in the following order:

(a) If there is a net decrease in Partnership Minimum Gain during any Company taxable year, then, except as provided in Treas. Reg. § l.704-2(f)(2)-(5), each Unitholder will be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, such Unitholder’s share of the net decrease in Partnership Minimum Gain determined in accordance with Treas. Reg. § 1.704-2(g)(2). The items to be allocated will be determined in accordance with Treas. Reg. § 1.704-2(f)(6) and Treas. Reg. § 1.704-2(j)(2). This Section 4.3(a) is intended to comply with such sections of the Treasury Regulations and will be interpreted consistently therewith.

(b) If there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Company taxable year, determined in accordance with Treas. Reg. § 1.704-2(i)(3), then, except as provided in Treas. Reg. § 1.704-2(i)(4), each Unitholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. § l.704-2(i)(5), will be allocated constituent items of income and gain for such Company taxable year (and, if necessary, subsequent Company taxable years) equal to such Unitholder’s share of the net decrease in Partner Minimum Gain. The items to be allocated will be determined in accordance with Treas. Reg. § 1.704-2(i)(4) and Treas. Reg. § 1.704-2(j)(2). This Section 4.3(b) is intended to comply with Treas. Reg. § l.704-2(i) and will be applied and interpreted in accordance with such regulation.

(c) Nonrecourse Deductions will be allocated among the Class B Unitholders pro rata according to the number of Class B Units then-held by them.

(d) Partner Nonrecourse Deductions will be allocated in accordance with Treas. Reg. § 1.704-2(i) to the Unitholder who bears the economic risk of loss for the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions relate.

(e) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. §§ 1.704-1 (b)(2)(ii)(d) (4), (5) or (6) resulting in an Adjusted Capital Account Deficit for such Unitholder, then constituent items of income and gain will be specially allocated to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Adjusted Capital Account Deficit as quickly as possible. This Section 4.3(e) is intended to comply with Treas. Reg. § 1.704-l(b)(2)(ii)(d) and will be applied and interpreted in accordance with such regulation; provided that an allocation pursuant to this Section 4.3(e) will be made only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations under this Article IV have been tentatively made as if this Section 4.3(e) were not in this Agreement.

(f) No items of loss or deduction will be allocated to any Unitholder to the extent that any such allocation would cause the Unitholder to have or increase an Adjusted Capital Account Deficit at the end of any Company taxable year. All items of loss or deduction in excess of the limitation set forth in this Section 4.3(f) will be allocated pro rata among such other Unitholders (who do not have such Adjusted Capital Account Deficits) according to their respective Capital Contributions until no Unitholder may be allocated any such items of loss or deduction without having or increasing such an Adjusted Capital Account Deficit. Thereafter, any remaining items of loss or deduction will be allocated pro rata among the Unitholders according to their respective Capital Contributions.

(g) To the extent an adjustment to the adjusted tax basis of any property is required pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m) in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss will be specially allocated among the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

(h) The allocations set forth in Section 4.3(a) through Section 4.3(g) (the” Regulatory Allocations”) are intended to comply with certain requirements of Treas. Reg. § 1.704-l(b) and Treas. Reg. § 1.704-2. Any contrary provisions of this Article IV notwithstanding, the Regulatory Allocations will be taken into account in allocating other constituent items of income, gain, loss and deduction among the Unitholders so that, to the extent possible, the net amount of such allocations of such other items and the Regulatory Allocations to each Unitholder is equal to the net amount that would have been allocated to each such Unitholder in each Company taxable year if the Regulatory Allocations had not occurred; provided, however; that (i) Regulatory Allocations relating to nonrecourse Deductions will not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (ii) Regulatory Allocations relating to Partner Nonrecourse Deductions will not be taken into account except to the extent that there has been a decrease in Partner Minimum Gain. Allocations pursuant to this Section 4.3(h) will only be made with respect to Regulatory Allocations to the extent that the Board determines in good faith that such allocations would otherwise be inconsistent with the economic agreement among the Unitholders. Allocations pursuant to this Section 4.3(h) will be deferred with respect to allocations pursuant to Section 4.3(h)(i) and Section 4.3(h)(ii) to the extent that the Board determines in good faith that such allocations are likely to be offset by subsequent Regulatory Allocations.

4.4 Other Allocation Rules.

(a) If Unitholders acquire Units or other Equity Securities on different dates, then the Company constituent items of income, gain, loss, deduction and credit allocated to the Unitholders for each Company taxable year during which Unitholders are admitted will be allocated pro rata among the Unitholders according to their respective interests in the Total Equity Value during such Company taxable year using any convention permitted by Code § 706 and selected by the Board.

(b) If a Unitholder Transfers Units during a Company taxable year, then the allocation of Company constituent items of income, gain, loss, deduction and credit allocated to such Unitholder and its Transferee for such Company taxable year will be made between such Unitholder and its Transferee in accordance with Code § 706 as the Board determines in good faith utilizing any convention permitted by Code § 706.

(c) “Excess” Nonrecourse Liabilities under Treas. Reg. § 1.752-3(a)(3) will be allocated among the Class B Unitholders pro rata according to the number of Class B Units then-held by them.

4.5 Tax Allocations.

(a) Consistent with Capital Accounts. Except as otherwise provided in Section 4.5(b) and Section 4.5(c), the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts; provided, however, that if any such allocation is not permitted by the Code or other applicable Law, then the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Code § 704(c) Allocations. Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company will be allocated among the Unitholders in accordance with Code § 704(c) to account for any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value, using any method approved by the Board.

(c) Variations in Book Value. If the Book Value of any Company asset is adjusted pursuant to the definition of Book Value, then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset will account for any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code § 704(c), using such method as approved by the Board.

(d) Tax Purposes Only. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and will not affect, or influence the computation of, any Unitholder’s Capital Account or share of Profits, Losses, distributions or other Company items pursuant to any provision of this Agreement.

4.6 Persons Receiving Distributions. Distributions will be made to the Persons shown on the Company’s books and records as Unitholders who are entitled to distributions as of the date of such distribution; provided, however, that any Transferor and Transferee of Units and/or other Equity Securities may mutually agree as to which of them should receive payment of any distribution under this Article IV. If any restrictions on Transfer or change in beneficial ownership of Units in this Agreement, any Management Equity Agreement or any other agreement between the Company and a Unitholder are breached, then the Company may withhold distributions in respect of the affected Units and/or other Equity Securities until such breach is cured.

4.7 Cancellation of Preferred Units. Class A Units held as of the time of any distribution pursuant to Section 4.1(a) will be cancelled immediately after such distribution is made if, immediately after such distribution, the aggregate Unreturned Class A Capital on such Unitholders’ Class A Units is zero. If the Company certificated any such Class A Units, then promptly after such distribution is made, the Unitholders holding such Class A Units will surrender to the Company all such certificates (or, if such certificates are allegedly lost, stolen or destroyed, such Unitholder will deliver to the Company lost certificate affidavits and agreements reasonably acceptable to the Company to indemnify the Company against any claim made against the Company on account of the allegedly loss, stolen or destroyed certificate).

4.8 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. Any contrary provision in Article VI notwithstanding, if the Company is required by applicable Law to make any payment to a Government Authority that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal withholding taxes, state personal property taxes and state unincorporated business taxes), then such Unitholder will indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset distributions to which a Unitholder is otherwise entitled under this Agreement against such Unitholder’s obligation to indemnify the Company under this Section 4.8. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.8 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.8, the Company will be considered as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.8, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to the Prime Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by applicable Law). Any interest paid under this Section 4.8 will not be a Capital Contribution but rather interest income of the Company and will be distributed to the Unitholders (other than the Unitholder who paid the interest) in accordance with Section 4.1(a).

4.9 Reserves against Distributions. The Company may, in the Board’s discretion, withhold from distributions payable to any Unitholder under this Agreement amounts sufficient to pay and discharge any reasonably anticipated contingent liabilities of the Company. Once such contingent liabilities are paid and/or discharged, any remaining amounts withheld will be paid to the Unitholder from whom the distribution was withheld.

4.10 Certain Repurchases and Redemptions. Any contrary provision in this Agreement, any Management Equity Agreement or any other agreement between the Company and a Unitholder notwithstanding, the Company may, in the Board’s sole discretion, exercise its repurchase or redemption rights and fulfill its repurchase or redemption obligations to a Unitholder pursuant to this Agreement, any Management Equity Agreement or any other agreement between the Company and such Unitholder, in whole or in part, by Transferring to such Unitholder securities issued by a Company Subsidiary with a value equal to the redemption or repurchase price of the Units and/or other Equity Securities being redeemed or repurchased from such Unitholder; provided that after such redemption and issuance, the issuing Company Subsidiary may redeem or repurchase such securities from the holder of those securities for an amount of cash or notes equal to the aggregate redemption or repurchase price of the Units and/or other Equity Securities that were redeemed or repurchased in exchange for such Company Subsidiary securities. The Company and the redeemed Unitholder will treat any such Transfer as a distribution of Company Subsidiary securities under Code § 731(a).

4.11 REIT Savings.

(a) Notwithstanding any other provision of this Agreement:

(i) If at any time the Company redeems or repurchases (or any Subsidiary of the Company purchases) any Units from a Unitholder (other than Ventas), then the Units held by Ventas shall automatically be repurchased by the Company, effective immediately prior to such other repurchase, redemption or purchase, to the extent necessary so that Ventas does not own, directly, indirectly or constructively (as determined under Section 856(d)(5) of the Code), more than 9.9% of the total combined voting power of all classes of stock of any Subsidiary of the Company or of the total value of shares of all classes of stock of any Subsidiary of the Company (or, in the case of any Subsidiary of the Company that is not a corporation for U.S. federal income tax purposes, more than 9.9% of the assets or net profits of such Subsidiary) (the “Ventas Ownership Condition”). Any redemption, repurchase or purchase of Units made without giving effect to the automatic repurchase provided for by the preceding sentence shall be null and void ab initio and the Units purported to be so redeemed, repurchased or purchased shall continue to be outstanding and held by the party purported to have transferred Units in such redemption, repurchase or purchase.

(ii) If Ventas at any time determines in good faith that the Ventas Ownership Condition is not met and Ventas delivers written notice thereof to the Company, then the Company shall no later than one day following delivery of such notice repurchase from Ventas such number of Units as are specified in such notice so that the Ventas Ownership Condition thereafter is met; provided, that if Ventas determines in good faith that the Ventas Ownership Condition would be met by reducing the voting power of the Units held by Ventas (rather than repurchasing Units), then Ventas and the Company shall promptly and reasonably cooperate to reduce the voting power of any Units held by Ventas so that the Ventas Ownership Condition is met.

(iii) If there is a purported Transfer, change in capital structure or other event such that, after talking into account and notwithstanding Section 4.1l(a)(i) and (ii), the Ventas Ownership Condition would not be met, then that number of Units which otherwise would cause the Ventas Ownership Condition not to be met (rounded up to the nearest whole Unit) shall be automatically transferred to a trust for the benefit of a charitable beneficiary effective as of the close of business on the Business Day prior to the date of such purported Transfer, change or other event, and Ventas shall have no rights in such Units.

(b) From time to time upon the reasonable request of Ventas, the Board shall and shall cause the Company and its Subsidiaries to reasonably cooperate with and provide such information to Ventas as may reasonably be required to determine whether the Ventas Ownership Condition is satisfied.

(c) The repurchase price per Unit for each Unit repurchased pursuant to Section 4.11(a)(i) or Section 4.11(a)(ii) shall equal the Fair Market Value of such Unit. Payment of such repurchase price shall be made by transfer of immediately available funds no later than two (2) days after Units held by Ventas are automatically repurchased (in the case of a repurchase pursuant to Section 4.11(a)(i)) or Ventas delivers written notice (in the case of a repurchase pursuant to Section 4.1l(a)(ii)).

ARTICLE V

MANAGEMENT

5.1 Management by the Board of Managers. Except for the rights expressly conferred to the Unitholders in respect to the Board Governance Exceptions and subject to the provisions of Section 5.1(a), all powers of the Company and management of the Company’s business and affairs are vested in a Board of Managers (the “Board”), including with respect to the matters contemplated by Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(l), 18-302(a), 18-304, 18-704(a), 18-801(a), 18-803(a) or 18-806 of the Delaware Act, and the Board may make all decisions and take all actions for the Company not otherwise contemplated in this Agreement. A member of the Board (a “Manager”) need not be a Unitholder.

(a) In managing the Company’s business and affairs and exercising the Board’s powers, the Board may act at meetings, by written consent pursuant to Section 5.3 and through any officer to whom the Board delegates authority and duties pursuant to Section 5.4.

(b) Any Person (other than a Unitholder) dealing with the Company may rely conclusively upon the power and authority of the Board and the authority of any officer taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith.

5.2 Board Composition.

(a) Until the closing of a Public Offering, each Unitholder will take all necessary or desirable actions within such Unitholder’s control (whether in such Person’s capacity as a Unitholder, Manager or officer or otherwise, and including attendance at meetings for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will take all necessary and desirable actions within its control, so that the Board consists of nine Managers and includes:

(i) five Managers (one of whom will serve as the initial chairman of the Board (the “Chairman”)) designated by EGI,

(ii) one Manager designated by Ventas, so long as Ventas holds, directly or indirectly, at least 20% of its combined investment in the Company Group as of the Effective Date,

(iii) the Company Group’s initial chief executive officer until such Person ceases to be the Company Group’s chief executive officer, in which case such Person will be replaced by a Manager chosen by the Unitholders (excluding EGI and Ventas) holding a majority of the Class B Units (excluding the Class B Units held by EGI and Ventas), and

(iv) two additional Managers, who may not be employees or other Affiliates of any Unitholder, designated by the Board.

(b) A Manager will hold office until such Manager dies, retires, resigns or is removed in accordance with this Agreement. Only the Persons entitled to designate a Manager pursuant to Section 5.2(a) may remove such Manager; provided, however, that (i) EGI may, in its sole discretion, remove any Manager designated pursuant to Section 5.2(a)(ii) if Ventas ceases to hold the number of outstanding Class B Units required under Section 5.2(a)(ii), (ii) Ventas will immediately replace any Manager designated pursuant to Section 5.2(a)(ii) if such manager is the subject of a Removal Event and (iii) EGI may, in its sole discretion, remove any Manager designated pursuant to Section 5.2(a)(iii) or Section 5.2(a)(iv) if such Manager is the subject of a Removal Event. A Manager’s removal will be effective upon the Board’s receipt of written notice of such removal. If a Manager ceases to serve as a member of the Board, then the Company will immediately fill the resulting vacancy with a replacement designated by the Persons entitled to designate such Manager pursuant to Section 5.2(a). If a Person entitled to designate a Manager pursuant to Section 5.2(a) fails to designate a replacement Manager, then such Board seat will remain vacant until a replacement is designated by the Persons entitled to designate such Manager.

(c) A Manager may resign at any time by giving written notice to the Chairman at the Company’s principal office. A Manager’s resignation will take effect upon the Company’s receipt of such Manager’s resignation notice or at such later time specified in the resignation notice. If a Manager resigns effective as of a future date, a replacement Manager will be designated pursuant to Section 5.2(a), with such replacement to take effect when the resignation takes effect.

(d) Each Manager is a “manager” as described in the Delaware Act. By execution of this Agreement, each Unitholder hereby approves by written consent the appointment of the Persons initially designated pursuant to Section 5.2(a) as Managers, and this Agreement will serve as a written consent in lieu of a meeting, as permitted under the Delaware Act and this Agreement, with respect to the election of Managers.

(e) The Company will reimburse Managers for reasonable, documented direct out-of-pocket expenses incurred by them in the performance of their managerial duties, including expenses incurred in connection with attending Board meetings, Board committee meetings or any board or committee meetings of the board of directors or equivalent governing body of any Company Subsidiary. Unless otherwise determined by the Board, the Managers will serve without compensation for their Board service.

(f) The Board will annually review the performance of the Manager serving as Chairman and the constitution of any Board committees and make such changes thereto (if any) as the Board deems appropriate.

5.3 Board Meetings and Voting.

(a) Regular Board Meetings. Regular Board meetings will be held at such times and place as the Board may designate; provided that the Company shall hold at least one regular meeting each fiscal quarter. Notice of regular Board meetings will not be required. The Chairman (or the Chairman’s designee) will preside over all regular Board meetings.

(b) Special Board Meetings. Special Board meetings may be called by the Chairman, any EGI Manager, the Ventas Manager or the Company Group’s chief executive officer at any time with at least 24-hours’ advance notice to each Manager. Such notice need not state a purpose of such meeting or specify the business to be transacted at such meeting except as otherwise required by this Agreement or applicable Law. The Chairman (or the Chairman’s designee) will preside over all special Board meetings.

(c) Waiver of Notice. Any Manager may waive notice of a meeting. The attendance of a Manager at any Board meeting will constitute a waiver of notice of such meeting, except where a Manager attends such meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened.

(d) Quorum. At least five Managers (including a majority of EGI Managers) must be present to constitute a quorum for the transaction of business at any Board meeting. Once present, quorum will be broken if any EGI Manager is no longer present at such meeting, and no further business may be transacted until quorum is reestablished. If a quorum is not present at a meeting, then the Managers present may adjourn the meeting from time to time without further notice until a quorum is present.

(e) Voting. Except as otherwise required by this Agreement or the Delaware Act, the act of a majority of the votes held by all Managers present at a Board meeting at which a quorum is present will constitute the act of the Board. At each Board meeting, the EGI Managers present will collectively have five votes on all matters to be voted upon (with each EGI Manager present entitled to cast a proportionate share of the total EGI Manager votes). All Managers other than the EGI Managers will have one vote on all matters to be voted upon; provided that at all times the Ventas Manager will have a number of votes equal to the lesser of (i) one, and (ii) 9.9% times the total number of votes.

(f) Participation by Electronic Means. A Manager may participate in a Board meeting by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation will constitute presence at the meeting.

(g) Written Board Actions. Any action required or permitted to be taken at a Board meeting may be taken without a meeting if all Managers consent thereto in writing.

5.4 Committees. The Board may form committees, comprised of one or more Managers with at least one EGI Manager and the Ventas Manager on each such committee. If the Board forms audit and/or compensation committees, the Manager appointed pursuant to Section 5.2(a)(iii) may not be appointed to either committee; provided that the Company Group’s chief executive officer will be entitled to participate in an ex officio capacity in compensation committee meetings regarding compensation matters for all Persons other than the Company Group’s chief executive officer. Any Board committee, to the extent provided by Board resolution, may have and exercise any powers and authority of the Board. At every committee meeting, the presence of a majority of all committee members (including at least one EGI Manager) will constitute a quorum. Once present, quorum will be broken if any EGI Manager is no longer present at such meeting, and no further business may be transacted until quorum is reestablished. If a quorum is not present at a meeting, then the committee members present may adjourn the meeting from time to time without further notice until a quorum is present. The act of a majority of the votes held by all committee members present at a committee meeting at which a quorum is present will constitute the act of such committee. At each committee meeting, the EGI Managers present will collectively have a number of votes on all matters to be voted upon equal to the greater of (a) the number of EGI Managers present at such meeting and (b) the number of committee members present at such meeting that are not EGI Managers plus one (with each EGI Manager present entitled to cast a proportionate share of the total EGI Manager votes). All committee members other than the EGI Managers will have one vote on all matters to be voted upon; provided that at all times the Ventas Manager will have a number of votes at each committee meeting equal to the lesser of (i) one, and (ii) 9.9% times the total number of votes. The Chairman (or the Chairman’s designee) will preside over all committee meetings. Any action required or permitted to be taken at a committee meeting may be taken without a meeting if all committee members for such committee consent thereto in writing. The Board may dissolve any committee at any time.

5.5 Exclusion of Ventas Manager from Certain Meetings. Any contrary provision in this Agreement notwithstanding, the Ventas Manager will specifically be excluded from any Board or Board committee discussions (and not be entitled to receive copies of any related materials) that primarily relate to (a) the Master Lease, (b) any other commercial dealings or disputes between Ventas and its Affiliates and the Company Group or (c) any corporate opportunity that the Chairman reasonably believes Ventas would likely pursue if Ventas became aware of such opportunity by virtue of the Ventas Manager’s participation in such discussion.

5.6 Officers. The Company may have a number of officers as determined by the Board, consisting of a president, one or more vice-presidents, a treasurer, a secretary, and such other officers and assistant officers as the Board deems necessary or desirable. One Person may hold multiple offices. An officer will hold office until such officer dies, retires, resigns or is removed in accordance with this Agreement. The Board may remove an officer at any time for any reason; any such removal will be effective upon the Board’s receipt of written notice of such removal. The Board may fill any vacancy occurring because of an officer’s death, resignation or removal for the unexpired portion of the vacant term. The Board may, in its sole discretion, choose not to fill any office for any period of time.

5.7 Power to Bind the Company. No Manager (in such Person’s capacity as a Manager) has authority to bind the Company with respect to any matter except to the extent that a resolution duly adopted by the Board or the Unitholders expressly authorizes such authority.

5.8 Standard of Actions.

(a) No Duties. No Manager (in such Person’s capacity as Manager) has any duty (including fiduciary duties) to or liability for breach of a duty (including fiduciary duties) to any Company Group entity, Unitholder, other Manager or other Person (including Company Group creditors) and no implied duties, covenants or obligations may be read into this Agreement against any Manager. To the extent that, at law or in equity, a Manager (in such Person’s capacity as Manager) would otherwise have duties (including fiduciary ditties) and liabilities relating thereto to any Company Group entity, Unitholder, other Manager or other Person, such Manager (in such Person’s capacity as Manager) will not be liable to any Company Group entity, Unitholder, other Manager or other Person for breach of duty (including fiduciary duty) for such Person’s good faith reliance on this Agreement. To the extent that this Agreement restricts or eliminates the duties (including fiduciary duties) and liability of a Manager (in such Person’s capacity as Manager) otherwise existing at law or in equity, such provisions of this Agreement are intentionally agreed upon by the Company and the Unitholders to replace such other duties and liabilities of such Manager.

(b) Board Discretion. Whenever this Agreement or any other agreement contemplated by this Agreement permits or requires the Board (or any committee thereof) to take any action or make a decision or determination, (i) the Board (or such committee) will take such action or make such decision or determination in its sole discretion, unless another standard is expressly stated and

(ii) if the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “sole discretion” or under a grant of similar authority or latitude, then each Manager may consider such interests and factors as such Manager desires (including, the interests of such Manager’s Affiliates, employer and partners and their Affiliates).

(c) Good Faith and Other Standards. Whenever this Agreement or any other agreement contemplated by this Agreement permits or requires the Board (or any committee thereof) to take any action or make a decision or determination in “good faith” or under another express standard, then each Manager will act under such express standard and, to the extent permitted by applicable Law, will not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated by this Agreement.

(d) Effect on Other Agreements. Nothing in this Section 5.8 affects, limits or modifies any officer’s or employee’s liabilities or obligations (including duties) under any Management Equity Agreement, employment agreement, consulting agreement, confidentiality agreement, non-compete agreement, non-solicit agreement or similar agreement with the Company Group.

(e) No Limitations. Nothing in this Agreement or, except as set forth in Section 5.8(d), any other current or future agreement will limit this Section 5.8 or the Parties’ intent in the first sentence of Section 5.8(a). No amendment or modification of this Agreement will limit this Section 5.8 with respect to actions taken prior to such amendment.

5.9 Purchase of Units. Subject to Section 10.2, the Board may cause the Company to purchase or otherwise acquire Units and/or other Equity Securities. As long as such Units or other Equity Securities are owned by the Company, such securities will not be considered outstanding for any purpose.

5.10 Liability of Managers. Managers will not be (a) personally liable for any debts, obligations or liabilities of the Company (including any debts, obligations or liabilities arising under any Order), (b) obligated to cure any Capital Account deficit, required to return any Capital Contribution or (c) required to lend any funds to the Company.

5.11 Transactions with Unitholders.

(a) The Company may not, and may not permit any Company Group entity to, without the Board’s prior written consent, (i) enter into, amend, restate and/or modify any agreement between any Company Group entity and any Unitholder or Unitholder Affiliate (except for the issuance of securities in compliance with Section 3.7 and ordinary course employment agreements and benefit programs on commercially reasonable terms) or (ii) pay any money or other consideration to any Unitholder or Unitholder Affiliate, except for payments in accordance with a written agreement approved in writing by the Board or ordinary course employment agreement and benefit programs on commercially reasonable terms.

(b) Section 5.11(a) notwithstanding, for so long as Ventas holds, directly or indirectly, at least 20% of its combined investment in the Company Group as of the Effective Date, the Company may not, and may not permit any Company Group entity to, without the prior written consent of Ventas:

(i) enter into, amend, restate and/or modify any agreement between any Company Group entity and EGI or any EGI Affiliate (or any Permitted Transferee thereof) other than (A) agreements between any Company Group entity and any portfolio company of EGI or any EGI Affiliate that are in writing and for the bona fide provisions of goods or services on commercially reasonable arm’s length terms and (B) agreements specifically contemplated by this Agreement (e.g., an issuance of Units in compliance with Section 3.7, an Approved Sale and actions in connection therewith as contemplated by Section 10.3. etc.).

(ii) pay any money or other consideration to any Unitholder or Unitholder Affiliate, except for payments in accordance with a written agreement satisfying the requirements of Section 5.11(b)(i), expense reimbursements under this Agreement or otherwise previously approved by Ventas, or

(iii) agree or commit to any of the foregoing.

Ventas may pursue any and all rights and remedies it may have to enforce the obligations of the Company under this Section 5.11(b), including seeking specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of this Section 5.11(b).

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

6.1 Exculpation.

(a) No officer, in such Person’s capacity as an officer, will be liable to the Company Group or any Unitholder, Manager or officer for any Damages suffered by the Company Group or any Unitholder or Manager unless such Damages are caused by (i) such Person’s fraud, willful misconduct or breach of this Agreement, such Person’s employment agreement with the Company Group or any other agreement between such Person and the Company Group or (ii) in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final, non-appealable order.

(b) No current or former Manager will be liable to the Company Group or any Unitholder, Manager or officer for any Damages suffered by the Company Group or any Unitholder or Manager unless such Damages are caused by (i) such Person’s fraud, willful misconduct, intentional and material breach of this Agreement or any other agreement executed in connection herewith or (ii) in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful, in each case as determined by a final, non-appealable order. No current or former Manager will be liable for such Person’s gross negligence or any errors in judgment or for any acts or omissions that do not constitute willful misconduct or fraud, an intentional and material breach of this Agreement or any other agreement executed in connection herewith, or, in the case of a criminal matter, such Person having acted or failed to act with knowledge that such conduct was unlawful.

(c) Any officer or Manager may consult with legal counsel and accountants in respect of the meaning of the provisions of this Agreement. If such Person acts in good faith reliance upon the advice or opinion of legal counsel or accountants, then such Person will not be liable for any Damages suffered by the Company Group or any Unitholder, Manager or officer in reliance thereon.

6.2 Right to Indemnification.

(a) Subject to Section 4.8, the Company will indemnify and hold harmless each Indemnified Person to the fullest extent permitted under the Delaware Act, as may be amended or replaced (but then only to the extent that such amendment or replacement permits the Company to provide indemnification rights that are broader than those provided by the Company immediately before such amendment or replacement) against all Damages reasonably incurred by such Indemnified Person or such Indemnified Person’s Affiliates in the defense or investigation of any Proceeding threatened or brought against the Indemnified Person because such Indemnified Person is or was a Unitholder or is or was serving as a Manager, officer, employee, agent or representative of the Company or, at the Company’s request, as a principal, equityholder, director, manager, officer, employee, agent or representative of any Company Group entity or other Person; provided, however, that the Company will not be obligated to indemnify any Indemnified Person (except to the extent such Indemnified Person is entitled to or receives exculpation under Section 6.1) for (i) Damages incurred by the Company, any other Company Group entity or any other Person, (ii) economic losses or Tax obligations incidental to the ownership of Units and/or other Equity Securities or (iii) any Damages attributable to (A) the reckless disregard, willful misconduct or knowing violation of Law or Order by such Indemnified Person or any of its Affiliates, (B) an officer’s (other than any EGI Manager or Ventas Manager serving in an officer capacity) breach of fiduciary duties or breach of such officer’s employment agreement with the Company Group, (C) any legal action or claim brought against the Company Group by or on behalf of the Indemnified Person or any of the Indemnified Person’s Affiliates (other than an action or claim to enforce the Indemnified Person’s rights under this Agreement), (D) any legal action or claim brought against an employee by the Company Group, (E) any legal action by or on behalf of such Indemnified Person or any of such Indemnified Person’s Affiliates challenging the validity or enforceability of this Agreement or any other written contract, agreement or understanding between such Indemnified Person and any Company Group entity, (F) such Indemnified Person’s commission of any felony or any crime involving moral turpitude, (G) such Indemnified Person’s exclusion from participation in any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare, Medicaid, TRICARE and similar or successor programs with or for the benefit of any Government Authority) or (H) such Indemnified Person’s fraud, misappropriation or embezzlement with respect to any Company Group property.

(b) Indemnification under this Section 6.2 is supplemental to any comparable rights that an Indemnified Person may have under any other agreement, pursuant to a vote of the Board, as a matter of law or otherwise, and will continue as to an Indemnified Person who has ceased to serve in such capacity and will inure to the benefit of such Indemnified Person’s heirs, successors, assigns and administrators.

(c) An Indemnified Person will not be denied indemnification under this Section 6.2 merely because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies but such transaction is not prohibited by this Agreement.

(d) An amendment, modification or repeal of this Section 6.2 will not terminate, reduce or impair the right of any Indemnified Person to be indemnified by the Company or the Company’s obligation to indemnify any Indemnified Person pursuant to this Section 6.2 as in effect immediately before such amendment, modification or repeal with respect to claims arising from or relating to events occurring or circumstances existing, in whole or in part, before such amendment, modification or repeal, regardless of when such claims arise or are asserted.

6.3 Expense Advances. Subject to the Company’s receipt of an undertaking by an Indemnified Person to repay any advanced amounts if such Indemnified Person is ultimately not entitled to indemnification by the Company under this Agreement, the Company will pay, in advance of final disposition (including all appeals), all expenses (including attorneys’ fees and expenses) incurred by such Indemnified Person in defending any action, suit or proceeding involving a claim for which such Indemnified Person may be entitled to indemnification under this Agreement.

(a) If an Indemnified Person is entitled to advances or indemnification by a Company Subsidiary with respect to a matter for which such Indemnified Person is entitled to seek indemnification under Section 6.2, then the Company’s obligation to advance or indemnify under this Article VI will be secondary to such Subsidiary’s obligations, and such Subsidiary will have no right to contribution from the Company in respect of such advances or indemnification.

(b) If an Affiliate of the Company (other than a Company Subsidiary) advances expenses to or Indemnifies an Indemnified Person with respect to a matter for which such Indemnified Person is entitled to indemnification under Section 6.2, then the Company’s obligation to indemnify under this Article VI will include the reimbursement of such Affiliate, and such Affiliate will be deemed an Indemnified Person for purposes of such reimbursement.

6.4 Limitations. The Company’s obligations under this Article VI are subject to the following limitations:

(a) The amount of an Indemnified Person’s indemnifiable Damages will be offset by the amount of (x) any insurance proceeds actually recovered by such Indemnified Person from insurers and (y) any indemnity, contribution or other similar payments received by such Indemnified Person from Third-Parties (other than Affiliated Institutions) with respect to such Damages.

(i) If an Indemnified Person receives mitigating insurance proceeds, recoveries from Third-Parties (other than Affiliated Institutions) for any indemnifiable Damages after an indemnification payment is made in respect of such Damages, then the Indemnified Person will promptly pay to the Company the amount of such insurance proceeds and third-party recoveries when and to the extent actually received. An Indemnified Person need not remit to the Company any offsetting payment under this Section 6.4(a)(i) in excess of the amount previously paid by the Company to such Indemnified Person in respect of the underlying indemnifiable Damages.

(ii) This Section 6.4(a) notwithstanding, an Indemnified Person may submit and pursue indemnity claims in accordance with this Article VI, and the Company will be obligated to indemnify the Indemnified Person, before the Indemnified Person has pursued any available recovery from insurers and Third-Parties.

(iii) The Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to pursue available recoveries from insurers or Third-Parties (other than Affiliated Institutions) pursuant to any contractual rights to indemnification, reimbursement, offset or recovery against such Third-Parties in respect of any indemnifiable Damages. Subject and secondary to the preceding obligation of the Company, an Indemnified Person seeking indemnity under this Article VI will use commercially reasonable efforts to timely pursue available recoveries from insurers or Third- Parties (other than Affiliated Institutions) pursuant to any contractual rights to indemnification, reimbursement, offset or recovery against such Third-Parties in respect of any indemnifiable Damages.

(b) An Indemnified Person will not be entitled to recover or make a claim for any amounts in respect of special or punitive damages, other than such damages as the Indemnified Person may be required to pay to Third-Parties as a result of the facts and circumstances underlying such indemnification claim.

(c) Nothing in this Agreement may be construed to require or permit indemnification of an Indemnified Person to the extent not permitted under applicable Law.

6.5 Appearance as a Witness. The Company will pay or reimburse reasonable out-of-pocket expenses incurred by a Manager or officer in connection with such Person’s appearance as a witness or other participation in any Proceeding when the Company or an Affiliate of the Company is a named defendant or respondent but such Person is not a named defendant or respondent.

6.6 Indemnification of Employees and Agents. The Company may, in the Board’s sole discretion, indemnify and advance expenses to employees and agents of the Company to the same extent and subject to the same conditions that the Company indemnifies and advance expenses under this Article VI to a Person who is not and has never been a Manager or officer but is or was serving, at the Company’s request, as a principal, equityholder, director, manager, officer, employee, agent or representative of any Company Group entity or other Person.

6.7 Insurance. The Company will use commercially reasonable efforts to maintain, or cause its Subsidiaries to maintain, insurance, at its expense, to protect Indemnified Persons against any indemnifiable Damages, whether or not the Company would have to indemnify such Indemnified Persons against such Damages.

6.8 Company Obligation Only. Any contrary provision in this Agreement (other than Section 6.9) notwithstanding, indemnification by the Company pursuant to this Article VI will be provided from, and only to the extent of, the Company’s assets, and no Unitholder will have personal liability on account thereof or be required to make additional Capital Contributions to help satisfy the Company’s indemnification obligations under this Article VI.

6.9 Subsidiary Guaranty of Indemnification Obligations. The Company hereby causes each Company Subsidiary, now existing or hereafter acquired or formed, to guaranty, jointly and severally, all payments owed by the Company to Indemnified Persons pursuant to this Article VI. No amendment, restatement or waiver of any term of this Article VI, no extension of the time for performance by any Party of its obligations under this Agreement or settlement, compromise, release, surrender or failure to prosecute any claim, right or remedy under this Agreement will adversely affect, impair or discharge such guaranty. The Company Subsidiaries’ obligations under this Section 6.9 are direct, absolute and unconditional, irrespective of any event, fact or circumstance that might otherwise legally or equitably discharge a surety or guaranty, and do not require that an Indemnified Person first pursue indemnification or advances from the Company. The Company Subsidiaries hereby waive all suretyship defenses that are waivable under applicable Law. The Company Subsidiaries’ guaranties are continuing guarantees and will continue until the Company’s obligations pursuant to this Article VI are discharged and paid in full or the Company is otherwise released from its obligations under this Article VI (which will also release each Company Subsidiary from its guaranty obligations under this Section 6.9.

6.10 Non-Exclusivity of Rights. The indemnification and expense advancement rights conferred in this Article VI are not exclusive of any other right that an Indemnified Person may have or hereafter acquire under applicable Law, by contract or otherwise. Without limiting the generality of the foregoing, the Company and the Unitholders acknowledge and agree that (a) Indemnified Persons may have certain rights to advancement and/or indemnification or insurance provided by an Affiliated Institution, but hereby agree that the Company is, relative to such Affiliated Institutions, the indemnitor of first resort (i.e., their advancement and indemnification obligations to the Indemnified Person are primary and those of the Affiliated Institution are secondary), (b) the Company will be liable for the full amount of all advancements and other indemnification payments without regard to claims the Indemnified Person may have against an Affiliated Institution (and, if the Affiliated Institution makes such advances or payments, then the Company’s indemnity obligations under this Article VI will include reimbursement of such Affiliated Institution, which will be deemed an Indemnified Person for purposes of such reimbursement), (c) the Company irrevocably and unconditionally waives, for itself and its Subsidiaries, any claims against such Affiliated Institutions for contribution, subrogation, exoneration, reimbursement or any other recovery and (d) no advancement or indemnification payment made by an Affiliated Institution will affect the foregoing, and such Affiliated Institution will be subrogated, to the extent of such payment, to all rights of recovery of such Indemnified Person against it.

6.11 Contractual Rights; Third-Party Beneficiaries.

(a) The exculpation and indemnification rights under this Article VI will be deemed contract rights, and no amendment, modification or repeal of this Article VI will limit or deny these rights with respect to actions taken or not taken, or legal actions or claims arising, before such amendment, modification or repeal. The Parties expressly acknowledge that indemnification under this Article VI could involve indemnification for negligence or under theories of strict liability.

(b) The Indemnified Persons (including Affiliated Institutions for purposes of Section 6.10) are intended third-party beneficiaries of this Article VI and entitled to enforce this Article VI as in effect from time to time.

6.12 Savings Clause. If any court of competent jurisdiction holds any portion of this Article VI invalid or unenforceable, then the Company will nevertheless indemnify and hold harmless each Indemnified Person to the fullest extent permitted by the portion of this Article VI that is not invalid or unenforceable and otherwise to the fullest extent permitted by applicable Law.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF UNITHOLDERS

7.1 Limitation of Liability. Except as otherwise required by the Delaware Act, the Company’s debts, obligations and liabilities (whether arising in contract, tort or otherwise) are solely debts, obligations and liabilities of the Company, and no Unitholder is personally obligated for any such debt, obligation or liability merely because such Unitholder is a Unitholder or acting as a Unitholder. Except as otherwise provided in this Agreement, a Unitholder’s liability as a Unitholder for the Company’s liabilities and losses is limited to such Unitholder’s share of the Company’s assets; provided that a Unitholder will be required to return to the Company any distribution received in a clear and manifest accounting or similar error. The immediately preceding sentence constitutes a compromise to which all Unitholders consent under the Delaware Act. The Company’s failure to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act will not be grounds for imposing on the Unitholders or Managers personal liability for liabilities of the Company.

7.2 Lack of Authority. No Unitholder (in its capacity as a Unitholder) has the authority or power to act for or on behalf of the Company in any manner, take any action that would be (or could be construed as) binding on the Company, or make any expenditures on behalf of the Company. The Unitholders expressly consent to the exercise by the Board of the powers conferred on it by this Agreement and applicable Law.

7.3 No Right of Partition. No Unitholder may seek or obtain partition (by court decree or operation of law) of any Company property or the right to own or use particular or individual assets of the Company.

7.4 Board Governance. As set forth in Section 5.1, the Board has sole right and authority to manage the Company’s business and affairs and make all decisions and take all actions for the Company except for the Board Governance Exceptions. In furtherance of the foregoing, the Unitholders have no voting, approval or consent rights under this Agreement, the Delaware Act or otherwise in respect of the Units held by such Person, including with respect to governance matters and other matters to be decided by the Company, and each Unitholder expressly waives any consent, approval or voting rights (except, in each case, for the Board Governance Exceptions) and other rights to participate in the Company’s governance, whether such rights are provided under the Delaware Act (including under Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(l), l8-302(a), 18-304, 18-704(a), 18-801(a), 18-803(a) and 18-806 of the Delaware Act) or otherwise. The only Unitholder meetings or actions will be with respect to the Board Governance Exceptions.

7.5 Written Unitholder Actions. Any action required or permitted to be taken at any Unitholder meeting may be taken without a meeting if the Unitholders holding a number of Units sufficient to approve the action pursuant to this Agreement consent to such action in writing. Reasonably prompt notice of the taking of any action taken without a meeting by less than unanimous written consent, together with a copy of the action taken, will be given to those Unitholders who have not consented in writing.

7.6 Investment Opportunities and Conflicts of Interest. The Unitholders acknowledge and agree that (a) EGI, Ventas and their respective Affiliates (i) may have, and are permitted to have, investments and other business relationships with Persons that provide goods or services to any of the Company Group entities and (ii) may develop, and are permitted to develop, strategic relationships with and investments in businesses that may be competitive with or complementary to the Business, and, therefore (b) (i) EGI, Ventas and their respective Affiliates will not be prohibited (by virtue of their investments in the Company or their service as a Unitholder, Manager or officer) from pursuing and engaging in such activities, (ii) EGI, Ventas and their respective Affiliates will not be obligated to inform or present to any Company Group entity, the Board or any Unitholder any such opportunity, relationship or investment, (iii) the other Unitholders will not acquire or be entitled to any interest or participation in any such activity by virtue of the participation therein by EGI, Ventas or any of their respective Affiliates and (iv) the involvement of EGI, Ventas or any of their respective Affiliates in any such activity will not constitute a conflict of interest with respect to any Company Group entity, the Board or any Unitholder; provided, however, that nothing in this Section 7.6 will be deemed to amend, modify or limit any restrictive covenant or other provision set forth in any employment agreement, independent contractor agreement, Management Equity Agreement or similar agreement with Unitholders or the Master Lease.

7.7 Confidentiality. Each Unitholder (other than Ventas) acknowledges that it may receive Confidential Information of the Company Group entities, including Confidential Information regarding business opportunities being pursued by the Company Group. Each Unitholder (other than Ventas) will, and will cause its Affiliates to, keep confidential and not disclose, directly or indirectly, to any other-Person or use for such Person’s own benefit or the benefit of any other Person the terms of this Agreement or any Confidential Information; provided, however, that a Unitholder may disclose the terms of this Agreement and Confidential Information:

(a) to authorized directors, limited liability company managers, officers, employees, agents and representatives of the Company Group entities in the ordinary course of business in furtherance of the Company’s purposes,

(b) to such Unitholder’s spouse, Affiliates, auditors, attorneys or other agents who are advising such Unitholder with respect to such Unitholder’s interest in the Company or such Unitholder’s rights and obligations under this Agreement and the agreements expressly contemplated hereby to which such Unitholder is party, but only (i) for legitimate business purposes related to the management of such Unitholder’s interest in the Company or such Unitholder’s rights and obligations under this Agreement and the agreements expressly contemplated hereby to which such Unitholder is party and (ii) with a covenant from such Persons to maintain the confidentiality of such information in accordance with this Section 7.7,

(c) as to any Unitholder that is subject to mandatory reporting obligations under the Exchange Act only, to the extent disclosure is required by such Unitholder’s mandatory reporting obligations (including public disclosures made in accordance with the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq., as amended,

(d) as to EGI and its investors only, in connection with their normal fund-raising, marketing, informational and investor reporting activities,

(e) to any bona fide prospective purchaser of the assets of such Unitholder or its Affiliates or the Units held by such Unitholder, or prospective merger partner of such Unitholder or its Affiliates; provided that such purchaser or merger partner agrees to be bound by this Section 7.7 and such disclosure may not be made without the Board’s prior written consent (which may be withheld, conditioned or delayed in the Board’s sole discretion), or

(f) if the terms of this Agreement or such Confidential Information is required to be disclosed by any Law or Older; provided that as soon as reasonably practicable before such disclosure, the disclosing Unitholder gives the Board prompt written notice of such disclosure to enable the Company to seek a protective order or otherwise preserve the confidentiality of such information.

Promptly after the expiration or termination of this Agreement, each Unitholder (other than Ventas) will return to the Company or destroy, delete or erase (with written certification of such destruction, deletion or erasure provided to the Company by the Unitholder) all written, electronic or other tangible forms of this Agreement and all Confidential Information in such Unitholder’s possession or under such Unitholder’s control. After the date that a Unitholder ceases to own Units or other Equity Securities, such Unitholder (other than Ventas) will not, directly or indirectly, retain any copies, summaries, analyses, compilations, reports, extracts or other materials containing or derived from this Agreement or any Confidential Information, except to the extent required by applicable Law. Notwithstanding such return, destruction, deletion or erasure, the terms of this Agreement, all oral Confidential Information and the information embodied in all written Confidential Information will continue to be held confidential pursuant to this Section 7.7. Nothing in this Section 7.7 will be construed to limit or otherwise modify any confidentiality covenant in any other agreement between a Unitholder and the Company or any of its Subsidiaries. The termination of this Agreement and/or dissolution of the Company notwithstanding, this Section 7.7 will survive and continue in full force and effect in accordance with its terms indefinitely.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 Records and Accounting. The Company will keep appropriate books and records with respect to the Company’s business, including such books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to this Article VIII or applicable Law. The Board will have discretion to make in good faith all determinations in respect of the relative amount of allocations and distributions among the Unitholders pursuant to Article III or Article IV, accounting procedures and determinations and other issues not specifically and expressly addressed in this Agreement, and any such determination by the Board will be final and bind the Unitholders absent manifest clerical error.

8.2 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company is the 12-month period ending on December 31st of each calendar year.

8.3 Reports. The Company will use commercially reasonable efforts to deliver within 90 calendar days after the end of each Fiscal Year (subject to any delay in receiving the necessary information from its Subsidiaries) to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income Tax Returns, including such Unitholder’s K-l for such Fiscal Year.

8.4 Transmission of Communications. Each Person that owns or controls Units on behalf of or for the benefit of another Person will be responsible for conveying any report, notice or other communication received from the Board to such other Person.

8.5 Financial Statements and Other Information. The Company will deliver, or cause its Subsidiaries to deliver, to each Class A Unitholder and Class B Unitholder:

(a) as soon as available but in any event within 30 calendar days after the end of each fiscal month, an unaudited consolidated balance sheet of the Company Group as of the end of such month and unaudited consolidated statements of income and cash flows of the Company Group for such monthly period and for the period from the beginning of the Fiscal Year to the end of such fiscal month, in each case prepared in accordance with GAAP (but without the footnote disclosures required by GAAP and subject to normal year-end adjustments),

(b) as soon as available but in any event within 120 calendar days after the end of each Fiscal Year, an audited consolidated balance sheet of the Company Group as of the end of such Fiscal Year, audited consolidated statements of income and cash flows of the Company Group for such Fiscal Year and corresponding notes to financial statements (together with any supplementary information thereto), in each case prepared in accordance with GAAP and accompanied by an opinion of the Company’s duly selected accounting firm,

(c) at least 15 calendar days before the beginning of each Fiscal Year, an annual budget for the Company Group, which has been prepared by the Company’s officers and reviewed and approved by the Board before delivery, and prepared on a monthly basis for the Company Group for such Fiscal Year (displaying anticipated statements of income, cash flows and capital expenditures), and

(d) any additional information reasonably requested by such Unitholder;

provided, however, that the Company will not be obligated to deliver annual budgets or other information pursuant to Section 8.5(a), Section 8.5(c) or Section 8.5(d) to any Equityholder receiving Units or other Equity Securities pursuant to a Management Equity Agreement after the date on which such Equityholder’s employment or other service relationship with the Company Group terminates.

8.6 Inspection of Property. The Company will permit, and will cause each Company Group entity, to permit any representatives (reasonably acceptable to the Board) designated by any Unitholder that holds (directly or through such Unitholder’s Family Group) at least 2.0% of the outstanding Class B Units or by Ventas so long as it holds (directly or through its Affiliates) at least 20% of its combined investment in the Company Group as of the Effective Date, upon reasonable notice and during normal business hours, to (a) visit and inspect the properties of such Company Group entity and (b) examine the corporate and financial records of such Company Group entity and make copies thereof or extracts therefrom; provided that such representatives covenant to abide by the same confidentiality and nondisclosure obligations as the Unitholder represented by such representative has under this Agreement. The foregoing notwithstanding, (x) Ventas and its representatives will not be permitted access to any materials or information that the Ventas Manager would be prohibited under Section 5.5 from receiving if presented for discussion at a Board of Board committee meeting, (y) Ventas and its representatives will not be permitted access to any Confidential Information pursuant to this Section 8.6 unless Ventas agrees to preserve the confidential nature of such information pursuant to a non-disclosure and confidentiality agreement, in a form reasonably acceptable to the Board and (z) any Equityholder receiving Units or other Equity Securities pursuant to a Management Equity Agreement will not be permitted access to any materials or information under this Section 8.6 after the date on which such Equityholder’s employment or other service relationship with the Company Group terminates.

ARTICLE IX

TAX MATTERS

9.1 Preparation of Tax Returns. The Company will arrange for the preparation and timely filing (including extensions) of all Tax Returns required to be filed by the Company.

9.2 Tax Elections. The Taxable Year is the Fiscal Year set forth in Section 8.2. The Board will determine in good faith whether to make or revoke any available election pursuant to the Code, including elections under Code § 754. The Company will make the basis adjustments, if any, as may be required under Code § 734 and Code § 743 in the absence of a Code § 754 election. Each Unitholder will supply, upon request, any information necessary to give proper effect to any such election.

9.3 Tax Controversies. EGI is hereby designated the Tax Matters Partner and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities (including resulting administrative and judicial proceedings) and to expend Company funds for management services and reasonably incurred expenses in connection therewith. The Tax Matters Partner will not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings unless the Company, at the election of the Tax Matters Partner, either (a) advances funds for the payment of such expenses or (b) undertakes to reimburse such expenses in full. Each Unitholder will cooperate with the Company and do or refrain from anything reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partner will keep all Unitholders informed of the progress of any examination, audit or other proceeding, and all Unitholders may participate in any such examinations, audits or other proceedings.

9.4 Code § 83 Safe Harbor Election.

(a) Each Unitholder hereby authorizes the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in IRS Notice 2005-43 apply to any Units or other Equity Securities issued by the Company to any service provider on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “Partner who has responsibility for federal income tax reporting” by the Company and, accordingly, the Tax Matters ‘Partner’s execution of such Safe Harbor election will constitute the Company’s execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of IRS Notice 2005-43. The Company and each Unitholder will comply with all requirements of the Safe Harbor described in IRS Notice 2005-43, including the requirement that each Unitholder prepare and file all federal income Tax Returns reporting the income Tax effects of each Unit or other Equity Security issued by the Company that qualifies for the Safe Harbor in a manner consistent with the requirements of IRS Notice 2005-43.

(b) A Unitholder that fails to comply with the requirements of Section 9.4(a) will indemnity and hold harmless the Company and each adversely affected Unitholder from and against all losses, liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, fines, penalties, damages, costs and expenses (including reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses) incurred in connection with the defense or investigation of any claim arising from or related to such Unitholder’s failure to comply with the requirements of Section 9.4(a). At the direction of the Tax Matters Partner, the Company will offset distributions and other payments to which a Unitholder is otherwise entitled under this Agreement against such Unitholder’s indemnification liabilities under this Section 9.4(b) (and any amount so offset with respect to such Person’s obligation to indemnify any Person other than the Company will be paid over to such other Person by the Company). A Unitholder’s obligations to comply with Section 9.4(a) and the corresponding indemnification under this Section 9.4(b) will survive such Unitholder’s ceasing to be a Unitholder of the Company and/or the termination, dissolution, liquidation and winding up of the Company until the date that is 30 calendar days after the applicable statute of limitations has expired.

(c) The requirements of Section 15.9 notwithstanding, the Tax Matters Partner may amend Section 9.4(a) and Section 9.4(b) to the extent necessary to achieve substantially the same tax treatment with respect to any Units or other Equity Securities issued by the Company to a service provider in connection with services provided to the Company as set forth in Section 4 of IRS Notice 2005-43 (e.g., to reflect changes from the rules set forth in IRS Notice 2005-43 in subsequent IRS guidance), provided that such amendment does not materially and adversely affect such Unitholder (as compared with the after-tax consequences that would result if the provisions of the Notice applied to Units or other Equity Securities issued by the Company to a service provider in connection with the services provided to the Company).

9.5 Partnership Representative. EGI shall be designated the Partnership Representative effective for audits of taxable years beginning after December 31, 2017 and the Board and the Members shall complete any necessary actions, including executing certificates or other documents, to effect such designation.

ARTICLE X

TRANSFER OF MEMBERSHIP INTERESTS

10.1 General Rules Regarding Transfers by Unitholders.

(a) No Unitholder may Transfer any interest in Units or other Equity Securities except:

(i) to a Permitted Transferee; provided, however, that if a Permitted Transferee is effected to Transfer any interest in Units or other Equity Securities to a Unitholder’s Affiliate and that Affiliate ceases, for any reason, to be an Affiliate of such Transferring Unitholder, then the Transferring Unitholder and such Affiliate will be obligated to unwind such Transfer, returning all Transferred Units and other Equity Securities to the Transferring Unitholder,

(ii) in connection with a Transfer of Units and/or Equity Securities by EGI to the extent permitted by Section 10.2 (other than a Transfer to a Prohibited Transferee),

(iii) in an Approved Sale pursuant to Section 10.3,

(iv) in a Transfer of Units and/or Equity Securities by Ventas to the extent permitted by Section 10.4 (other than a Transfer to a Prohibited Transferee),

(v) in a repurchase by the Company or purchase by the Class B Unitholders pursuant to a Management Equity Agreement or other agreement between or among such Unitholder and the Company and/or the Class B Unitholders,

(vi) by EGI in compliance with Section 10.2 or Section 10.3, or

(vii) if and to the extent approved by the Board in writing (which approval may be withheld in the Board’s sole discretion); provided, however that the Board may not waive EGI’s obligation to comply with Section 10.2 or Section 10.3 without the prior written consent of a majority of the Managers (excluding the EGI Managers) that includes the Ventas Manager.

The foregoing notwithstanding, a Transfer will not be effective or recognized on the Company’s books and records unless and until (x) except for Transfers in connection with an Approved Sale or to the Company or another Unitholder, the Transferee executes and delivers to the Company a joinder or counterpart signature page to this Agreement, in a form acceptable to the Board, pursuant to which the Transferee agrees to be bound by this Agreement and (y) such Transfer otherwise complies with the requirements of this Article X. Any Transferee acquiring Units or other Equity Securities, whether or not such Person has accepted and adopted this Agreement in writing, will be deemed by accepting the benefits of the Transferred Units or other Equity Securities to have agreed to be subject to and bound by all terms and conditions of this Agreement to which the Transferor of such Units or other Equity Securities was subject or by which such Transferor was bound.

(b) Until a Transferee is admitted as a Substitute Unitholder or Additional Unitholder, it will have only the right to share in the Profits and Losses of the Company allocable to the Transferred Units or other Equity Securities held by such Transferee and the right to receive distributions and allocations attributable to the Transferred Units or other Equity Securities held by such Transferee in accordance with Article IV and will have none of the rights reserved to Unitholders under this Agreement.

(c) A Unitholder who Transfers Units or other Equity Securities will cease to be a Unitholder with respect to such Units or other Equity Securities and will cease to have any rights or privileges as a Unitholder with respect to such Units or other Equity Securities.

(d) Any contrary provision in this Agreement notwithstanding, the Transfer of any interest in Units or other Equity Securities in contravention of this Agreement (including the failure of the Transferee to execute a counterpart of this Agreement in accordance with Section 10.1(a)) or that would cause the Company not to be treated as a partnership for U.S. federal income tax purposes will be void and ineffective and will not bind or be recognized by the Company or any other Person.

10.2 Tag-Along Rights.

(a) Notice of Proposed Transfer. If EGI intends to Transfer to any Person (other than Permitted Transferees) Units and/or Equity Securities, then at least 10 Business Days before the intended Transfer, EGI must deliver written notice (a “Sale Notice”) to the Class B Unitholders and the Company:

(i) stating the type and number of Units and/or Equity Securities that EGI intends to Transfer (the “Sale Securities”),

(ii) identifying the prospective Transferees and their respective ultimate parent companies and beneficial owners and/or the true buyers (if known to be different), and

(iii) stating in reasonable detail the price, manner of payment and other material terms upon which the prospective Transferees are willing to acquire the Sale Securities from EGI.

(b) Exercise of Tag-Along Rights; Tag-Along Notices. Each Class B Unitholder will have until 5:00pm CDT on the date that is 20 Business Days after the date on which EGI delivers a Sale Notice (the “Tag-Along Review Period”) to deliver written notice to EGI and the Company (a “Tag-Along Notice”) stating that such Unitholder will participate in the contemplated Transfer, at the price and on the terms specified in the Sale Notice, with respect to up to that number of Sale Securities equal to (i) the total number of Sale Securities proposed to be Transferred, multiplied by (ii) the total number of Sale Securities then-held by such Unitholder, divided by (iii) the total number of Sale Securities then-held by all Unitholders participating in such Transfer. If EGI does not receive a Tag-Along Notice from a Class B Unitholder within the Tag-Along Review Period, then such Class B Unitholder will be deemed to have declined to participate in the contemplated Transfer.

(c) Sale Procedures. EGI will use commercially reasonable efforts to obtain the agreement of the prospective Transferees to the participation of the Unitholders who timely deliver Tag-Along Notices (the “Tag-Along Unitholders”), and EGI will not Transfer any Sale Securities to such prospective Transferees if such prospective Transferees decline to allow the participation of the Tag-Along Unitholders. Each Tag-Along Unitholder will:

(i) pay its pro rata share of the expenses incurred by EGI in connection with such Transfer to the extent such expenses are incurred for the benefit of the participating Unitholders and are not otherwise paid by the Company or the acquirer (with such communal expenses allocated pro rata among the participating Unitholders according to the closing date value of their respective proceeds from such Transfer (determined without regard to Taxes and personal expenses); provided that (A) expenses incurred in exercising reasonable efforts to take all actions in connection with the consummation of the proposed Transfer will be deemed for the benefit of all participating Unitholders and (B) expenses incurred by Tag-Along Unitholders on their own behalf are not communal expenses of the proposed Transfer under this Section 10.2(c);

(ii) join in any indemnification or other obligations that EGI agrees to provide in connection with such Transfer (other than obligations that relate specifically to a particular participating Unitholder, such as indemnification with respect to representations and warranties given by such Person regarding its title to and ownership of securities); provided, however, that (A) any contrary provision in this Agreement notwithstanding, the participating Unitholders will contribute to any joint indemnification liabilities and the escrow of any proceeds therefor severally and not jointly (on a pro rata basis based on each Unitholder’s portion of the aggregate gross consideration (i.e., before the payment of indebtedness, transaction expenses and taxes)) in any indemnification obligations (including escrows, hold back or other similar arrangements to support such indemnity obligations) and (B) each participating Unitholder’s liability thereunder with respect to breaches of representations and warranties (other than for fraud and representations and warranties that relate specifically to such participating Unitholder) is limited to such Unitholder’s pro rata portion of the aggregate gross consideration (i.e., before the payment of indebtedness, transaction expenses and taxes) paid in connection with or pursuant to such Transfer; and

(iii) promptly take all necessary or reasonably desirable actions requested by EGI in connection with, and in order to expeditiously consummate, such Transfer and any related transaction, including executing, acknowledging and delivering transfer agreements, sale agreements, escrow agreements, consents, assignments, customary releases (including general releases, whether relating to the Company and/or its Affiliates or otherwise), waivers and other documents or instruments which in each case are in same form and substance and no more burdensome than those executed by EGI(provided that no participating Unitholder other than a Unitholder who is an employee of the Company Group shall be required to execute non-competition, non-solicitation or confidentiality agreements in such Transfer).

(d) Non-Election. If the Unitholders (other than EGI) delivering the Sale Notice do not timely deliver Tag-Along Notices, then EGI may Transfer the Sale Securities to the intended Transferees identified in the Sale Notice at a price and on terms not more favorable to the Transferors than the price and teams specified in the Sale Notice.

(e) Termination of Tag-Along Rights. The Unitholders’ tag-along rights under this Section 10.2 will automatically terminate upon the earlier of (i) the consummation of an Approved Sale or (ii) the consummation of a Public Offering.

10.3 Approved Sale; Drag Along Obligations.

(a) Approved Sale. If the holders of a majority of the Class B Units approve a Sale of the Company to an Independent Third Party (an “Approved Sale”), then each Unitholder, in such capacity, will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a merger or consolidation, then each Unitholder will waive all dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Sale is structured as a sale of Units and/or other Equity Securities, each Unitholder will sell its Units and/or other Equity Securities on the terms and conditions approved by the Board. Subject to Section 10.3(b), each Unitholder will take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Board.

(b) Sale Procedures. Each Unitholder that Transfers Units and/or other Equity Securities pursuant to this Section 10.3 will:

(i) pay its pro rata share of the expenses incurred by the Company in connection with such Transfer to the extent such expenses are incurred for the benefit of the Unitholders and are not otherwise paid by the Company or the acquirer (with such communal expenses allocated pro rata among the participating Unitholders according to the closing date value of their respective proceeds from such Transfer (determined without regard to Taxes and personal expenses); provided that (A) expenses incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 10.3(a) will be deemed for the benefit of all Unitholders and (B) expenses independently incurred by Unitholders are not expenses of the Approved Sale under this Section 10.3;

(ii) join in any indemnification or other obligations that the Company or the holders of a majority of the Class B Units held by EGI agree to provide in connection with such Approved Sale (other than obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by such Person regarding its title to and ownership of securities); provided, however, that (A) any contrary provision in this Agreement notwithstanding, the participating Unitholders will contribute to any joint indemnification liabilities and the escrow of any proceeds therefor severally and not jointly (on a pro rata basis based on each Unitholder’s portion of the aggregate gross consideration (i.e., before the payment of indebtedness, transaction expenses and taxes)) in any indemnification obligations (including escrows, hold back or other similar arrangements to support such indemnity obligations) and (B) each participating Unitholder’s liability thereunder with respect to breaches of representations and warranties (other than for fraud and representations and warranties that relate specifically to such participating Unitholder) is limited to such Unitholder’s pro rata portion of the aggregate gross consideration (i.e., before the payment of indebtedness, transaction expenses and taxes) paid in connection with or pursuant to such Transfer; and

(iii) promptly take all necessary or reasonably desirable actions requested by the holders of a majority of the Class B Units held by EGI in connection with, and in order to expeditiously consummate, such Approved Sale and any related transactions, including executing, acknowledging and delivering transfer agreements, sale agreements, escrow agreements, consents, assignments, customary releases (including general releases, whether relating to the Company and/or its Affiliates or otherwise), waivers and other documents or instruments which in each case are in same form and substance and no more burdensome than those executed by EGI (provided that no Unitholder other than a Unitholder who is an employee of the Company Group shall be required to execute non-competition, non-solicitation or confidentiality agreements in such Approved Sale).

(c) Distribution of Proceeds from Approval Sale. Upon consummation of an Approved Sale, each Unitholder will receive in exchange for the equity securities held by such Unitholder the same portion of the value of the aggregate consideration from the Approved Sale that such Unitholder would receive if such aggregate consideration were distributed pursuant to Section 4.1(a) (assuming, for purposes of this determination, that the Units Transferred in such Approved Sale are the only Units outstanding). Unless otherwise agreed by the Unitholders, the consideration received by a Unitholder in respect of any given class of Units will be in the same form as the consideration received by all other Unitholders in respect of such class of Units.

(d) No Dissenters’ Rights. This Section 10.3 does not grant to any Unitholder any dissenters’ rights or appraisal rights or give any Unitholder any right to vote in any transaction structured as a merger or consolidation. The Unitholders hereby expressly waive any rights under Section 18—210 of the Delaware Act and hereby grant to the Board the sole right to approve or consent to a merger or consolidation of the Company without approval or consent of the Unitholders, except as otherwise expressly required in this Agreement.

(e) Termination of Drag-Along Rights. This Section 10.3 will automatically terminate upon the earliest consummation of an Approved Sale or a Public Offering.

10.4 Rights of First Offer. Ventas hereby grants to the Company and the other Class B Unitholders rights of first offer to purchase all, but not less than all, of any Units and other Equity Securities that Ventas proposes to Transfer (other than Units and other Equity Securities being Transferred to a Permitted Transferee or in connection with an Approved Sale) to any Person other than a Prohibited Transferee.

(a) Notice of Proposed Transfer. If Ventas, in good faith, desires to Transfer any Units and/or Equity Securities to any Person (other than a Prohibited Transferee, a Permitted Transferee or in connection with an Approved Sale), then Ventas must deliver written notice (a “Ventas Transfer Notice”) to the Company and the Class B Unitholders other than Ventas:

(i) stating the type and number of Units and/or Equity Securities that the Ventas intends to Transfer (the “Available Ventas Securities”),

(ii) stating in reasonable detail the price, manner of payment and other commercially reasonable terms upon which Ventas would, in good faith, be willing to sell the Available Ventas Securities, and

(iii) stating Ventas’s good faith estimate (based on the most recent information available from the Company) the number of Available Ventas Securities that each Class B Unitholder (other than Ventas) is entitled to purchase according to Section 10.4(b)(ii) (determined, for this purpose, without regard to any over-allotments under Section 10.4(b)(ii)).

(b) Exercise of Rights of First Offer.

(i) Within 30 calendar days after the Company’s receipt of a Ventas Transfer Notice, the Company may respond with written notice to the Ventas and EGI (a “Company Exercise Notice”) stating that the Company will repurchase, at the price and on the terms specified in the Ventas Transfer Notice, all or any portion of the Available Ventas Securities. If the Company fails to serve a Company Exercise Notice within the period specified in this Section 10.4(b)(i), then the Company will be deemed to have declined the Available Ventas Securities.

(ii) Within 30 calendar days after the Company’s receipt of a VentasTransfer Notice, each Class B Unitholder (other than Ventas) may respond with written notice to Ventas and the Company (a “Supplemental Exercise Notice”) stating that such Class B Unitholder will purchase, at the price and on the terms specified in the Ventas Transfer Notice, all or any portion of the Available Ventas Securities that the Company does not elect to repurchase pursuant to Section 10.4(b)(i). If a Class B Unitholder fails to serve a Supplemental Exercise Notice within the period specified in this Section10.4(b)(ii), then such Class B Unitholder will be deemed to have declined the Available Ventas Securities.

(iii) If Supplemental Exercise Notices are served pursuant to Section10.4(b)(ii), then in the closing of the sale of the Available Ventas Securities, Ventas will sell, at the price and on the terms specified in the Ventas Transfer Notice, to each Class B Unitholder that timely served a Supplemental Exercise Notice, and each such Class B Unitholder will purchase from Ventas, a number of the Available Ventas Securities equal to the lesser of (A) (1) the number of Available Ventas Securities that are not purchased by the Company multiplied by the number of Class B Units held by such Class B Unitholder on the date of the Ventas Transfer Notice, divided by the total number of Class B Units then-held by all Class B Unitholders delivering Supplemental Exercise Notices plus (2) the number of Available Ventas Securities for which such Class B Unitholder exercises an over-allotment option under Section 10.4(b)(iv) or (B) the number of Available Ventas Securities specified by such Class B Unitholder in its Supplemental Exercise Notice.

(iv) If the Company does not timely deliver a Company Exercise Notice or delivers a Company Exercise Notice for less than all of the Available Ventas Securities and any Class B Unitholder does not timely deliver a Supplemental Exercise Notice for such Class B Unitholder’s pro rata share of the Available Ventas Securities not purchased by the Company or delivers a Supplemental

Exercise Notice for less than all of such Class B Unitholder’s pro rata share of the Available Ventas Securities not purchased by the Company, then any remaining unsubscribed Available Ventas Securities will be allotted among the Class B Unitholders that submitted Supplemental Exercise Notices evidencing a desire to subscribe for more than then pro rata allocations, with such allotment made pro rata among such Class B Unitholders according to the number of Class B Units held by each on the date of the Company Repurchase Notice relative to the total number of Class B Units then-held by all such Class B Unitholders. The allotments under this Section 10.4(b)(iv) will repeat until either (A) all of the Available Ventas Securities have been allotted among the Company and/or the Class B Unitholders that delivered Supplemental Exercise Notices or (B) less than all of the Available Ventas Securities have been allotted among the Company and/or the Class B Unitholders that delivered Supplemental Exercise Notices, in which case Ventas will not, subject to Ventas’s compliance with Section 10.4(d), be obligated to sell any Available Ventas Securities to the Company or any of the other Class B Unitholders on the terms specified in the Ventas Transfer Notice.

Subject to Ventas’s right to sell the Available Ventas Securities pursuant to Section 10.4(b)(iv)(B), any Company Exercise Notice and Supplemental Exercise Notice timely delivered pursuant to this Section 10.4, taken together with the predicate Ventas Transfer Notice, will constitute a binding legal agreement on the terms and conditions set forth therein, subject to the consummation of the safe of the Available Ventas Securities. Any material amendment to the terms and conditions specified in the Ventas Transfer Notice, the Company Exercise Notice and/or any Supplemental Exercise Notice that is adverse to Ventas, the Company or any Class B Unitholder (other than Ventas) will be of no force and effect unless consented to in writing by the party adversely affect.

(c) Sale Procedure. If the Company and/or the Class B Unitholders (other than Ventas) timely elect to purchase all of the Available Ventas Securities, then the Transfer of the Available Ventas Securities to the Company and/or the purchasing Class B Unitholders, as applicable, will be consummated as soon as practical after the delivery of the Company Exercise Notice and/or the Supplemental Exercise Notices, as applicable, but in any event within 120 calendar days after the Company’s receipt of the Ventas Transfer Notice. With respect to the Available Ventas Securities being sold and the consummation of such sale, the Company and/or the purchasing Class B Unitholders, as applicable, will be entitled to receive from Ventas customary representations and warranties with respect to such securities and such purchases (e.g., due authority, enforceability, consents, no conflicts, ownership of the Available Ventas Securities being sold, the absence of liens and encumbrances on the Available Ventas Securities, etc.).

(d) Non-Election. If the Company and the Class B Unitholders (other than Ventas) do not elect timely to purchase all of the Available Ventas Securities, then subject to Ventas’s compliance with the remaining provisions of this Article X, Ventas may, at any time within 180 calendar days after the Company receives the Ventas Transfer Notice, endeavor to Transfer the Available Ventas Securities at a price and upon terms no more favorable to the transferee(s) thereof than specified in the Ventas Transfer Notice. Any Available Ventas Securities not Transferred within such 180-day period will be again subject to the provisions of this Section 10.4 with respect to any Transfer.

10.5 Additional Transfer Restrictions.

(a) Compliance with Securities Laws. Any contrary provision of this Agreement notwithstanding, if the Board requests, no Transfer of Units or any other Equity Securities may be made unless the Transferring Unitholder provides an opinion of counsel (who may be counsel for the Company), reasonably satisfactory in form and substance to the Board and counsel for the Company, that such Transfer would not violate the Securities Act or any applicable state or provincial securities Laws or require the Company to register as an “investment company” under the U.S. Investment Company Act of 1940, 15 U.S.C. §80b-l, et seq. If requested, such opinion of counsel must be delivered in writing to the Board and counsel for the Company before the date of the proposed Transfer.

(b) Compliance with Safe Harbor. Any contrary provision in this Agreement notwithstanding, to permit the Company to qualify for the benefit of a “safe harbor” under Code § 7704, no Transfer of any Unit or economic interest in the Company will be permitted or recognized by the Company or the Board under Treas. Reg. § 1.7704-1 (d), to the extent that such Transfer would cause the Company to have more than the number of partners (under Treas. Reg. § 1.7704-l(h), including the look-through rule in Treas. Reg. § 1.7704-1(h)(3)) permissible in respect of the Code § 7704 safe harbor.

10.6 Legend. Equity Securities need not be certificated. If the Company issues certificates representing Equity Securities, such certificates will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON      , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY. COMPANY AGREEMENT, DATED AS OF       , AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”). A COPY OF SUCH CONDITIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

10.7 Transfer Fees and Expenses. Except as otherwise provided in Section 10.2 and Section 10.3, the Transferor and Transferee of any Units or other Equity Securities will be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

10.8 Trust Unitholders. If a Unitholder is a statutory or other trust (a “Unitholder Trust”), then each trustee of such Unitholder Trust and, if any beneficiary of such Unitholder Trust is a member of the Family Group of another Unitholder, such other Unitholder will be deemed, together with such Unitholder Trust, to be the Unitholder for purposes of all covenants and obligations of such Unitholder Trust under this Agreement, and such trustees and affiliated Unitholder will cause the Unitholder Trust to comply with and perform such covenants and obligations.

ARTICLE XI

ADMISSION OF MEMBERS

11.1 Substitute Unitholders. If a Unitholder Transfers Units in a Transfer permitted by this Agreement or a Management Equity Agreement (if applicable), then, subject to Article X, the Transferee will become a Substitute Unitholder on the effective date of such Transfer or, if specified by the Board, such later date as of which the Board approves such Transferee’s admission as a Substitute Unitholder. The Board will reflect the admission of a Substitute Unitholder on the Company’s books and records.

11.2 Additional Unitholders. A Person may be admitted to the Company as an Additional Unitholder only upon the Board’s receipt from such Person of (i) a joinder, in form satisfactory to the Board, whereby such Person agrees to be party to this Agreement and bound by all of its terms and conditions (including the power of attorney granted in Section 15.1) and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Unitholder. The admission of an Additional Unitholder will be effective as of the date on which such conditions are satisfied, as the Board reasonably determines, The Board will reflect the admission of an Additional Unitholder on the Company’s books and records.

11.3 Optionholders. Except as set forth in this Agreement, a Person that holds derivative rights (including options, warrants and similar rights) that are exercisable, exchangeable or convertible into Equity Securities has no rights in respect of such Units until such Person is actually issued such Units upon exercise, exchange or conversion of the underlying right and, if such Person is not already a Unitholder, is admitted as a Unitholder pursuant to Section 11.2.

ARTICLE XII

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

12.1 Withdrawal and Resignation of Unitholders.

(a) No Unitholder may withdraw or otherwise resign or be expelled from the Company before the dissolution and winding up of the Company pursuant to Article XIII without the Board’s prior written consent (which may be withheld, conditioned or delayed by the Board in its sole discretion) except as otherwise expressly permitted by Section 12.1(b) or the other documents contemplated hereby. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, a completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of the complete withdrawal and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) will be reduced for all purposes under this Agreement effective as of the time of such partial withdrawal.

(b) A Unitholder may withdraw or resign from the Company simultaneously with the Transfer of all of such Unitholder’s Units in a Transfer permitted by this Agreement.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

13.1 Dissolution. Dissolution of the Company will not occur because of the withdrawal of a Unitholder or the admission of Additional Unitholders or Substitute Unitholders. The Company will dissolve and its affairs will be wound up after the earliest of:

(a) the Board’s determination to dissolve the Company,

(b) a transaction that qualifies as a Sale of the Company under clause (ii) of the definition of “Sale of the Company” under this Agreement, and

(c) the entry of a decree of dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise provided in this Article XIII, the Company will have a perpetual existence.

13.2 Liquidation and Termination. Upon the dissolution of the Company, the Board will act as liquidator or may appoint any other Person to serve as liquidator, The liquidator will diligently wind up the Company’s affairs and make final distributions as provided in this Agreement and in the Delaware Act. The Company will bear the costs of liquidation as a Company expense. Until final distribution, the liquidator will operate the Company’s properties with all power and authority of the Board.

(a) To effect the Company’s liquidation, the liquidator will:

(i) pay, satisfy or discharge from the Company assets all debts, liabilities and obligations of the Company (including expenses incurred in liquidation) or otherwise make adequate provision for the payment, satisfaction or discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator reasonably determines),

(ii) as promptly as practicable thereafter, (A) determine the Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with Article XIV, (B) determine the amounts to be distributed to each Unitholder in accordance with Section 13.2(a)(iii) and (C) deliver to each Unitholder a statement (the “Liquidation Statement”), setting forth the Liquidation FMV and the amount and recipients of such distributions, and

(iii) thereafter, promptly distribute the Liquidation Assets to the Unitholders in accordance with Section 4.1(a).

(b) In making distributions under Section 13.2(a)(iii), the liquidator will allocate each type of Liquidation Assets (i.e., cash or cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each Unitholder. If securities are distributed as Liquidation Assets, the recipient Unitholders will enter into a securityholders agreement with the Company and the other Unitholders restricting the Transfer of such securities and including other provisions (including with respect to the governance and control of the issuer of such securities) comparable to the Transfer restrictions in this Agreement (including Article X). The distribution of cash and/or property to a Unitholder in accordance with Section 13.2(a)(iii) will constitute a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company’s property and will constitute a compromise to which all Unitholders have consented under the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

13.3 Cancellation of Certificate. After the distribution of Company assets pursuant to Section 13.2, the Company will be terminated and the Board (or such other Person as the Delaware Act may require or permit) will file a certificate of cancellation with the Delaware Secretary of State, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary or advisable to terminate the Company.

13.4 Reasonable Time for Winding Up. The Unitholders will allow a reasonable amount of time for the orderly winding up of the Company’s business and affairs and the liquidation of its assets pursuant to Section 13.2 to minimize any losses otherwise attendant upon such winding up.

13.5 Return of Capital. The return of Capital Contributions to the Unitholders will be made solely from Company assets, and the liquidator will not be personally liable for the return of Capital Contributions.

ARTICLE XIV

VALUATION

14.1 Valuation of Membership Interests. The “Fair Market Value” of any Unit for purposes of this Agreement equals such Unit’s pro rata share of the Total Equity Value in connection with a Sale of the Company, assuming a subsequent liquidation and termination of the Company or, if the determination is made outside of the context of a Sale of the Company, such Unit’s pro rata share of the Total Equity Value as determined by the Board in good faith, assuming an orderly sale of the Company’s assets to a willing, unaffiliated buyer in an arm’s-length transaction and a subsequent liquidation and termination of the Company in accordance with Section 13.2.

14.2 Valuation of Other Assets. The “Fair Market Value” of all other non-cash Liquidation Assets equals the fair value for such assets as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as determined by the Board in good faith with consideration of all relevant factors determinative of value.

14.3 Valuation Methodology for Securities. In determining Fair Market Value of any securities (including the determination of Total Equity Value) not addressed in Section 14.1 or Section 14.2, the Board will make such determination on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction.

ARTICLE XV

GENERAL PROVISIONS

15.1 Power of Attorney. Each Unitholder hereby constitutes and appoints the Board and the liquidator, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file and record (a) this Agreement, all certificates and other instruments (and all amendments thereof) that are approved in accordance with this Agreement and that the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Board deems appropriate or necessary to reflect any properly approved amendment or restatement of this Agreement, (c) all conveyances and other instruments or documents that the Board and/or the liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to this Agreement, including a certificate of cancellation, (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article XI or Article XII and (e) all documents and instruments regarding enforcement of the Company’s rights under Article X. The foregoing power of attorney is irrevocable, coupled with an interest, will survive the death,, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of any Units and will extend to such Unitholder’s successors and permitted assigns.

15.2 Expenses. Except as otherwise provided in Article VI, the Company will pay, and indemnify the Managers against liability for, the reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred in connection with (a) any amendments or waivers (whether or not the same become effective) under this Agreement, (b) the enforcement by the Company or the Board of its rights under this Agreement, (c) any filing with any Government Authority with respect to the Company or any investment in Units and (d) any transaction, claim, event or other matter relating to the Company as to which the Board seeks the advice of counsel.

15.3 Notices. All notices and other communications required or permitted under this Agreement (a) must be in writing, (b) will be duly given (i) when delivered personally to the recipient or ( ii) one Business Day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid) and (c) sent to the recipient as follows:

if to a Unitholder, to the address reflected on such Unitholder’s counterpart signature page to this Agreement or otherwise reflected in the Company’s books and records,

if to the Company or the Board, to the Company’s principal place of business designated by the Board pursuant to Section 2.5 with a copy (not constituting notice) to:

Equity Group Investments 2 North Riverside Plaza Chicago, Illinois 60606 Attn: Jon Wasserman Philip Tinkler Chris Nilan

or to such other address as the recipient may designate by notice given in accordance with this Section 15.3.

15.4 [RESERVED].

15.5 Conversion.

(a) To facilitate a Public Offering, the Board may cause the Company to incorporate its business, or any portion thereof, including by (i) Transferring the Company’s assets, subject to the Company’s liabilities, or Transferring any portion of the Company’s assets and liabilities, to one or more corporations in exchange for shares of such corporations and the subsequent distribution of such shares, at such time as the Board may determine, to the Unitholders, (ii) converting the Company into a corporation pursuant to 6 Del. C. § 18-216 or (iii) having each Unitholder Transfer its Units to one or more corporations in exchange for shares of such corporation(s) (including by merger of the Company into a corporation) (a “Reorganization”). The Company will pay all organizational, legal and accounting expenses and filing fees (including any fees related to a filing under applicable antitrust Laws) incurred in connection with a Reorganization. In furtherance of a Reorganization, the Unitholders will take all necessary or desirable actions reasonably requested by the Board, including consenting to, voting for and waiving all dissenters’ rights, appraisal rights or similar rights and participating in any exchange or other transaction required in connection with the Reorganization; provided that such actions treat holders of a class of Units equally.

(b) If the Board approves an initial Public Offering, then (i) each Unitholder will vote for, consent to (to the extent it has any voting or consenting right) and raise no objections against such Public Offering and (ii) the Company, the Board and each Unitholder will take all reasonable actions in connection with the consummation of such Public Offering as requested by the Board, including with respect to compliance with the requirements of applicable Laws and Government Authorities; provided that such actions treat holders of a class of Units equally.

15.6 Farther Action. The Unitholders agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to effect the purposes of this Agreement.

15.7 Title to Company Assets. Company assets are owned by the Company as a distinct legal entity, and no Unitholder, individually or collectively, has any ownership interest in any Company asset or any portion thereof. Legal title to Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. Any Company assets for which legal title is held in the name of any nominee will be held in trust by such nominee for the use and benefit of the Company in accordance with this Agreement. The Company will record all Company assets as property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

15.8 Entire Agreement. This Agreement constitutes the complete agreement and understanding among the Unitholders regarding the subject matter of this Agreement and supersedes any prior understandings, agreements or representations regarding the subject matter of this Agreement. Notwithstanding the foregoing, the rights and obligations of the Company and the Unitholders with respect to the Company and the Units during the period from the Effective Date to the A&R Effective Date shall be governed by the terms of the Prior Agreement.

15.9 Amendments. Subject to the right of the Board to amend this Agreement as expressly permitted in this Agreement, this Agreement may be amended, modified, or waived only with the written consent of the holders of a majority of the outstanding Class B Units; provided that (a) no such amendment, modification or waiver may amend, modify or delete any rights of a particular class of Units or other Equity Securities (including the amendment consent rights under this Section 15.9(a)) without the prior written consent of the Unitholders holding a majority of all such Units or other Equity Securities then-held by all Unitholders, (b) no such amendment, modification or waiver may amend, modify or delete any rights that specifically inure to a Unitholder by name or are otherwise unique to a Unitholder (including the amendment consent rights under this Section 15.9(b)) without such Unitholder’s prior written consent, (c) no such amendment, modification or waiver may adversely affect any rights of the Preemptive Rights Holders under Section 3.7, the permitted Transfers under Section 10.1(a), the tag-along rights of the Class B Unitholders under Section 10.2 or the drag-along rights of the Class B Unitholders under Section 10.3 without the prior written consent of the Class B Unitholders (excluding any Class B Unitholder that, together with its Affiliates, owns an outright majority of the Class B Units) holding a majority of the then-outstanding Class B Units held by the Class B Unitholders (excluding any Class B Unitholder that, together with its Affiliates, owns an outright majority of the Class B Units), (d) no such amendment, modification or waiver may eliminate or waive an individual Unitholder’s preemptive rights under Section 3.7, tag-along rights under Section 10.2, rights of first offer under Section 10.4 or adversely amend this Section 15.9(d) as to such Unitholder without such Unitholder’s prior written consent. The foregoing notwithstanding, the Board may amend or restate this Agreement to reflect the terms of any new Units or other Equity Securities issued in compliance with the preemptive rights in Section 3.7 without the consent of any Unitholder.

15.10 Survival. Any contrary provision in this Agreement notwithstanding, Section 4.8 (Indemnification and Reimbursement for Certain Payments), Section 5.8 (Standard of Actions), Section 6.1 (Exculpation), Section 6.2 (Indemnification), Section 6.3 (Expense Advances), Section 6.10 (Non-Exclusivity of Rights), Section 6.11 (Third-Party Beneficiaries) and Section 7,7 (Confidentiality) will survive any termination of this Agreement or dissolution of the Company and will continue in full force in accordance with their respective terms.

15.11 Non-Waiver. The parties’ respective rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party to this Agreement in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a party will constitute a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. Any contrary provision in this Agreement notwithstanding, pursuant to Section l8-305(g) of the Delaware Act, Section 18-305(a) of the Delaware Act does not apply to the Company and no Unitholder has any rights thereunder.

15.12 Binding Effect; Benefit; Creditors. This Agreement will inure to the benefit of and bind the Unitholders and their respective successors and permitted assigns. Except as set forth in Article VI, nothing in this Agreement, express or implied, may be construed to give any Person other than the Unitholders and their respective successors and permitted assigns any right, remedy, claim, obligation or liability arising from or related to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Unitholders and their respective successors and permitted assigns. No provision of this Agreement may be construed as for the benefit of or enforceable by any Company creditor or its Affiliates, and no creditor making a loan to the Company may have or acquire (except pursuant to the express terms of a separate agreement executed by the Company in favor of such creditor), as a result of making the loan any direct or indirect interest in Company Profits, Losses, distributions, capital or property other than as a secured creditor.

15.13 Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.14 References. The headings of Articles and Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Article(s),” “Section(s),” and “Schedule(s)” refer to the corresponding article(s), section(s), and schedule(s) of or to this Agreement. Each Schedule is hereby incorporated into this Agreement by reference. Reference to a statute refers to the statute, any amendments thereto or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

15.15 Construction. Each party to this Agreement participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all parties to this Agreement and not in favor of or against any party to this Agreement. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.

15.16 Notice to Unitholder of Provisions. By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions of this Agreement (including the Transfer restrictions in Article X) and (b) all of the provisions of the Company’s certificate of formation.

15.17 Governing Law. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

15.18 Arbitration. All controversies, claims and disputes arising from or relating to this Agreement will be resolved by final and binding arbitration before a single neutral arbitrator located in Chicago, Illinois, conducted under the applicable rules of the American Arbitration Association. The arbitrator’s award will be final and binding upon the Parties and judgment may be entered on the award. Each Party expressly waives its right to have any controversies, claims or dispute arising from or related to this Agreement decided by a court or jury. Nothing in this Section 15.18 will prohibit or prevent either Party from seeking or obtaining injunctive or other equitable relief in court to enforce restrictive covenants or any other agreement between the Parties.

15.19 Consent to Jurisdiction. In the course of seeking injunctive or other equitable relief or to enforce the arbitration obligations under Section 15.18, the Company and each Unitholder hereby (a) agrees to the exclusive jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the Delaware Superior Court or, if it can obtain jurisdiction, the United States District Court for the District of Delaware sitting in Wilmington, Delaware (and the appropriate appellate courts) with respect to any claim or cause of action arising under or relating to this Agreement (including derivative actions brought on the Company’s behalf, breach of fiduciary duty claims, claims asserted under the Delaware Act or common law relating to limited liability companies and claims governed by the internal affairs doctrine), (b) waives any objection based on forum non conveniens and waives any objection to venue of any such suit, action or proceeding, (c) waives personal service and process upon it and (d) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it in accordance with Section 15.3 and service so made will be complete when received. Nothing in this Section 15.18 will affect the rights of the Company or any Unitholder to serve legal process in any other manner permitted by applicable Law.

15.20 Waiver of Trial by Jury. EACH UNITHOLDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING (ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING FROM OR RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS AMONG THE PARTIES ESTABLISHED HEREBY.

15.21 Equitable Relief. Because a breach or threatened breach of any covenant in this Agreement by a party to this Agreement would cause the non-breaching parties to suffer immediate and irreparable harm that could not be fully remedied with the payment of monetary damages, the Company and any non-breaching party will be entitled to specific performance, preliminary and permanent injunctive relief and other available equitable remedies, in addition to any other remedies available, to restrain a breach or threatened breach of any covenant in this Agreement, without the need to post bond or other security.

15.22 Acknowledgements. Each Unitholder acknowledges that:

(a) the determination of such Unitholder to acquire Units has been made by such Unitholder independent of any other Unitholder and any statements or opinions regarding the advisability of such acquisition or the business, properties, condition (financial or otherwise) or prospects of the Company Group that may have been made or given by any other Unitholder or any other Unitholder’s agent or employee,

(b) no other Unitholder acted as an agent of such Unitholder in connection with making its investment under this Agreement and no other Unitholder will be acting as an agent of such Unitholder in connection with monitoring its investment under this Agreement, and

(c) (i) EGI have retained McDermott Will & Emery LLP in connection with the transactions contemplated hereby and expects to retain McDermott Will & Emery LLP as legal counsel in connection with the management and operation of its investment in the Company, (ii) McDermott Will & Emery LLP is not representing and will not represent any other Unitholder in connection with the transaction contemplated hereby or any dispute that may arise between EGI, on the one hand, and any Unitholder, on the other hand, (iii) such Unitholder will, if it desires counsel on the transactions contemplated hereby, retain its own independent counsel and (iv) McDermott Will & Emery LLP may represent EGI in connection with any matter contemplated hereby (including any dispute between EGI, on the one hand, and any other Unitholder, on the other hand) and such Unitholder waives any conflict of interest in connection with such representation by McDermott Will & Emery LLP.

15.23 Counterparts. The Unitholders may execute this Agreement in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement. The Unitholders may deliver executed signature pages to this Agreement by facsimile or email transmission. No Unitholder may raise as a defense to the formation or enforceability of this Agreement, and each Unitholder forever waives any such defense, either (a) the use of a facsimile or email transmission. to deliver a signature or (b) the fact that any signature was signed and subsequently transmitted by facsimile or email transmission.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

The undersigned execute this Limited Liability Company Agreement as of the date first written above.

EGI-AM INVESTMENTS, L.L.C.

By:	/s/ Philip Tinkler
Philip Tinkler, its Vice President

ARDENT HEALTH PARTNERS, LLC

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	Executive VP, General Counsel & Corporate Secretary

SIGNATURE PAGE TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ARDENT HEALTH PARTNERS, LLC

SCHEDULE A

UNITHOLDERS

[see attached]

EXHIBIT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ARDENT HEALTH PARTNERS, LLC

Investor Last Name	Investor First Name	Investment Date	Class A	Notes
EGI-AM Investments, L.L.C.		8/4/2015	220,000,000	EGI Investor Group
ALH Holdings, LLC		8/4/2015	12,324,539.42	Ventas Ownership
Adams	Clint B.	8/4/2015	1,500,000
Adams	Jim	8/4/2015	60,000
Baker	Donald	8/4/2015	180,000
Byers	David	8/4/2015	50,000
Colby	David	8/4/2015	1,081,673.31
Cooper	Jo	8/4/2015	100,000
Courtney	Dave	8/4/2015	100,000
Crabtree	Ashley	8/4/2015	75,000
Cruz	Michael	8/4/2015	200,000
Demordaunt	Jeff	8/4/2015	75,000
Fiser	Shannon	8/4/2015	475,000
Forney	Steve	8/4/2015	50,000
Geshke	Kevin	8/4/2015	500,000
Grimes	James	8/4/2015	400,000
Gross	Kevin	8/4/2015	1,000,000
Gwin	Kevin	8/4/2015	100,000
Hemphill	Neil D	8/4/2015	4,000,000
Hinkle	Steve	8/4/2015	500,000
Landgarten	Steve	8/4/2015	100,000
Miller	Marc	8/4/2015	150,000
Miller	Melanie	8/4/2015	50,000
Olivarez	Lorenzo	8/4/2015	50,000
Petrovich	Emilie K. Petrovich GST-2016 Exempt Family Trust	8/4/2015	1,000,000
Petrovich	Stephen C. Petrovich GST-2016 Exempt Family Trust	8/4/2015	1,000,000
Stern	Ron	8/4/2015	500,000
Vandewater	Phyllis B. Vanderwater 2015 GST-Exempt Family Trust	8/4/2015	2,500,000
Vandewater	The David T. Vandewater 2015 GST-Exempt Family Trust	8/4/2015	2,500,000
Walton	Brian	8/4/2015	250,000
Williams	Bob	8/4/2015	650,000
TOTAL			251,521,212.73

SCHEDULE B

ILLUSTRATIVE DISTRIBUTIONS

[see attached]

EXHIBIT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ARDENT HEALTH PARTNERS, LLC

Equity Value Waterfall
Exit Equity Value		$1,454,176,867
(-) Ventas C-Corp Level	5.2576%	($76,455,146)

Net LLC Level Exit Value		$1,377,721,721

Step 1) Return of Capital (4.1 .a.i)

	Units	$ / Unit	%	Amount
A	377,408,441	$1.0000	100.0%	$377,408,441
B	—	—	0.0%	$—
C-1	—	—	0.0%	$—
C-2 (2X)	—	—	0.0%	$—
C-2 (2.5X)	—	—	0.0%	$—

				$377,408,441
Remaining Capital				$1,000,313,280

Step 2) Distributions up to 2.0x (4.1.a.ii)
	Units	$ / Unit	%	Amount	Max Distribution
A	—	—	0.0000%	$—	$423,506,773
B	377,408,441	$1.0860	96.7779%	$409,861,114
C-1	12,565,200	$1.0860	3.2221%	$13,645,659
C-2 (2X)	—	—	0.0000%	$—
C-2 (2.5X)	—	—	0.0000%	$—

				$423,506,773
Remaining Capital				$576,806,507

Step 3) Catch up to C-2 (4.1.a.iii)
	Units	$ / Unit	%	Amount	Max Distribution
A	—	—	0.0000%	$—	$13,562,129
B	—	—	0.0000%	$—
C-1	—	—	0.0000%	$—
C-2 (2X)	12,488,284	$1.0860	100.0000%	$13,562,129
C-2 (2.5X)	—	—	0.0000%	$—

				$13,562,129
Remaining Capital				$563,244,378

Step 4) Distributions up to 2.5x (4.1 .a.iv)
	Units	$ / Unit	%	Amount	Max Distribution
A	—	—	0.0000%	$—	$209,882,707
B	377,408,441	$0.5215	93.7749%	$196,817,389
C-1	12,565,200	$0.5215	3.1221%	$6,552,715
C-2 (2X)	12,488,284	$0.5215	3.1030%	$6,512,603
C-2 (2.5X)	—	—	0.0000%	$—

				$209,882,707
Remaining Capital				$353,361,671

Step 5) Catch up to C-2 (4.1.a.v)
	Units	$ / Unit	%	Amount	Max Distribution
A	—	—	0.0000%	$—	$20,074,732
B	—	—	0.0000%	$—
C-1	—	—	0.0000%	$—
C-2 (2X)	—	—	0.0000%	$—
C-2 (2.5X)	12,488,284	$1.61	100.0000%	$20,074,732

				$20,074,732
Remaining Capital				$333,286,940

Step 6) All Remaining (4.1.a.vi)

	Units	$ / Unit	%	Amount
A	—	—	0,0000%	$—
B	377,408,441	$0.8032	90.9527%	$303,133,488
C-1	12,565,200	$0.8032	3.0281%	$10,092,337
C-2 (2X)	12,488,284	$0.8032	3.0096%	$10,030,557
C-2 (2.5X)	12,488,284	$0.8032	3.0096%	$10,030,557

				$333,286,940
Remaining Capital				$0.00

	$	Units	$ / Unit
1st Capital Raise	$251,521,213	251,521,213	$1,0000
2nd Capital Raise	$142,113,585	125,887,228	$1,1289

	$393,634,777	377,408,441
Ventas C-Corp Equity	21,844,327

Total Equity	$415,479,105
Gross Mult.	3.500x

Total Value		$ / Unit
A	$377,408,441	$1.0000
B	$909,811,991	$2.4107

Value to A & B	$1,287,220,432	$3.4107
C-1	$30,290,711
C-2 (2X)	$30,105,289
C-2 (2.5X)	$30,105,289

Total C-Unit Value	$90,501,289
Total C Units	37,541,768
Value per C Unit	$2.4107

SCHEDULE C

ILLUSTRATION OF SECTION 3.1(c)

[see attached]

EXHIBIT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF ARDENT HEALTH PARTNERS, LLC

Schedule C

Assumptions

This example is intended to illustrate the application of Section 3.1(c) to a new capital raise in a hypothetical scenario consistent with the following assumptions.

Company pre-money value before new investment	$476,271,367
Amount of new investment	$60,000,000

Assumed cap table before new investment

Investment details		A	B
Investment round 1	Units	251,521,213	251,521,213
	Capital contribution	$251,521,213
	Unret’d Class A Cap	$251,521,213
Investment round 2	Units	125,887,228	125,037,228	It is assumed that no distributions or capital contributions have been made since the round 2 investment.
	Capital contribution	$125,887,228	$16,226,336
	Unret’d Class A Cap	$125,887,228

Class A and B Units	A	B
Units	377,408,441	377,408,441
Capital contribution	$377,408,441	$16,226,336
Unreturned Class A Capital	$377,408,441

Class C Units	Participation Threshold	C-1	C-2 (2X)	C-2 (2.5X)
Round 1		12,565,200	12,488,284	12,488,284
Round 2	$50,265,968	3,051,218	3,051,218	3,051,218	“Round 2” Class C Units are assumed to have been issued immediately after the round 2 investment
Target “Multiple of Money”			2.0	2.5

Waterfall before new investment
Total available to distribute	$475,271,367

	Amount available for distribution	A	B	C-1	C-2 (2X)	C-2 (2.5X)
Units		377,408,441	377,408,441	15,616,416	15,539,501	15,539,501

Return of capital (4.1(a)(i))	$475,271,267	$377,408,441
Up to Participation Threshold
Participating Units			377,408,441	12,565,200
Percentage of distributions			96.8%	3.2%
Distribution amount	$97,662,925		$48,646,366	$1,619,602			Maximum distrib.	$50,265,968

Up to Multiple of Money Target One (4.1(a)(ii))
Percentage of distrubtions			96.0%	4.0%
Distribution amount	$47,596,958		$45,705,744	$1,891,214			Maximum distrib.	$376,161,102

Steps in the waterfall after Sec. 4.1(a)(ii) are not applicable under these assumptions

Total proceeds		A	B	C-1	C-2 (2X)	C-2 (2.5X)		Total
Investment round 1 units		$251,521,213	$62,880,303					$314,401,516
Investment round 2 units		$125,887,228	$31,471,807					$157,359,035
Incentive Units round 1 issuance				$3,141,300	$—	$—		$3,141,300
Incentive Units round 2 issuance				$369,515	$—	$—		$369,515
Total proceeds		$377,408,441	$94,352,110	$3,510,816	$—	$—		$475,271,367

Per-Unit proceeds		A	B	C-1	C-2 (2X)	C-2 (2.5X)
Investment round 1 units		$1.000000	$0.250000
Investment round 2 units		$1.000000	$0.250000
Incentive Units round 1 issuance				$0.250000	$—	$—
Incentive Units round 2 issuance				$0.121104	$—	$—
Total Proceeds		$1.000000	$0.250000

Terms of new investment

Per-Unit Unreturned Class A Capital for new Class A Units	$1.00
Purchase price for new Class A Units	$1.00

Purchase price for new Class B Units	$0.25
Adjustment to Class C-1 Units Participation Threshold	$6,165,832

Total purchase price per pair of Class A + Class B Units	$1.25
Number of new pairs of Class A + Class B Units to Issue	40,000,000

Equals per-Unit Unreturned Class A Capital for Class A Units outstanding before new investment

Equals per-Unit fair market value of the existing Class A Units immediately following the new issuance (but not in excess of $1.00)

Equals per-Unit fair market value of the existing Class B Units immediately following the new issuance

Adjustment such that new issuance does not effect liquidation value of Class C-1 Units

Assumed Cap table after new investment

Investment details		A	B
Investment round 1	Units	251,521,213	251,521,213
	Capital contribution	$251,521,213
	Unret’d Class A Cap	$251,521,213
Investment round 2	Units	125,887,228	125,887,228
	Capital contribution	$125,887,228	$15,226,336
	Unret’d Class A Cap	$125,887,228
New investment	Units	40,000,000	40,000,000
	Capital contribution	$40,000,000	$10,000,000
	Unret’d Class A Cap	$40,000,000

Class A and B Units	A	B
Units	417,408,441	417,408,441
Capital contribution	$417,408,441	$26,226,336
Unreturned Class A Capital	$417,408,441

Class C Units	Participation Threshold	C-1	C-2 (2X)	C-2 (2.5X)
Round 1		12,565,200	12,488,284	12,488,284
Round 2	$55,421,800	3,051,218	3,051,218	3,051,218
Target “Multiple of Money”			2.0	2.5

Waterfall after new investment
Total available to distribute	$525,271,367

	Amount available for distribution	A	B	C-1	C-2 (2X)	C-2 (2.5X)
Units		417,408,441	417,408,441	15,616,415	15,539,501	15,539,501

Return of capital 4.1(a)(i)	$526,271,367	$417,408,441

Up to Participation Threshold
Participating Units			417,408,441	12,565,200
Percentage of distributions			97.1%	2.9%
Distribution amount	$107,862,925		$53,802,198	$1,618,602			Maximum distrib.	$55,421,600

Up to Multiple of Money Target One (4.1(a)(ii))
Percentage of distributions			95.4%	3.6%
Distribution amount	$52,441,125		$50,549,912	$1,891,214			Maximum distrib.	$431,624,644

Steps in the waterfall after Sec. 4.1(a)(ii) are not applicable under these assumptions

Total Proceeds		A	B	C-1	C-2 (2X)	C-2 (2.5X)		Total
Investment round 1 units		$251,521,213	$62,880,303					$314,401,516
Investment round 2 units		$125,887,228	$31,471,807					$157,359,035
New investment		$40,000,000	$10,000,000					$50,000,000
Incentive Units round 1 issuance				$3,141,300	$—	$—		$3,141,300
Incentive Units round 2 issuance				$369,515	$—	$—		$369,515
Total Proceeds		$417,408,441	$104,352,110	$3,510,816	$—	$—		$525,271,367

Per-Unit Proceeds		A	B	C-1	C-2 (2X)	C-2 (2.5X)
Investment round 1 units		$1.000000	$0.250000
Investment round 2 units		$1.000000	$0.250000
New investment		$1.000000	$0.250000
Incentive Units round 1 issuance				$0.250000	$—	$—
Incentive Units round 2 issuance				$0.121104	$—	$—
Total proceeds		$1.000000	$0.250000

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